                                                                    Exhibit 10.4



                                CREDIT AGREEMENT


                                      AMONG


                                  SEMINIS, INC.


                          SEMINIS VEGETABLE SEEDS, INC.


                                SVS HOLLAND B.V.

                                  as Borrowers


                                       AND


                          HARRIS TRUST AND SAVINGS BANK
                    Individually and as Administrative Agent


                                       AND


                        BANK OF MONTREAL, CHICAGO BRANCH
                      Individually and as Syndication Agent


                                       AND


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                   as Lenders



                          Dated as of __________, 1999

                                TABLE OF CONTENTS


                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.


                                CREDIT AGREEMENT

                                                                                                                      PAGE
SECTION 1.                 THE CREDITS

       Section 1.1.        The Revolving Credit
       Section 1.2.        The Term Credit
       Section 1.3.        Manner of Borrowing
       Section 1.4.        Letters of Credit
       Section 1.5.        Reimbursement Obligation
       Section 1.6.        Participation in L/C's
       Section 1.7.        Absolute Obligations
       Section 1.8.        The Collateral and the Guarantees
       Section 1.9.        Several Liability of SVS Holland

SECTION 2.                 INTEREST

       Section 2.1.        Options
       Section 2.2.        Base Rate Portion
       Section 2.3.        LIBOR Portions
       Section 2.4.        Computation
       Section 2.5.        Minimum Amounts
       Section 2.6.        Manner of Rate Selection

SECTION 3.                 THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION OF PAYMENTS

       Section 3.1.        Commitment Fee
       Section 3.2.        Agents' Fee
       Section 3.3.        Prepayments
                  (a)      Optional Prepayments of Base Rate Portions
                  (b)      Optional Prepayments of LIBOR Portions
                  (c)      Mandatory Prepayments of Excess Borrowings
       Section 3.4.        Revolving Credit Termination
       Section 3.5.        Place and Application of Payments
       Section 3.6.        Capital Adequacy
       Section 3.7.        The Register

SECTION 4.                 DEFINITIONS

       Section 4.1.        Certain Definitions
       Section 4.2.        Accounting Terms

SECTION 5.                 REPRESENTATIONS AND WARRANTIES

       Section 5.1.        Organization and Qualification
       Section 5.2.        Financial Reports
       Section 5.3.        Litigation; Tax Returns; Approvals
       Section 5.4.        Regulation U
       Section 5.5.        No Default
       Section 5.6.        ERISA
       Section 5.7.        Subsidiaries and Affiliates
       Section 5.8.        Accurate Information
       Section 5.9.        Enforceability
       Section 5.10.       Restrictive Agreements
       Section 5.11.       No Violation of Law
       Section 5.12.       No Default Under Other Agreements
       Section 5.13.       Status Under Certain Laws
       Section 5.14.       Year 2000 Compliance
       Section 5.15.       Indebtedness to Savia

SECTION 6.                 CONDITIONS PRECEDENT

       Section 6.1.        Initial Extension of Credit
       Section 6.2.        Each Extension of Credit

SECTION 7.                 COVENANTS

       Section 7.1.        Maintenance of Property
       Section 7.2.        Taxes
       Section 7.3.        Maintenance of Insurance
       Section 7.4.        Financial Reports
       Section 7.5.        Inspection
       Section 7.6.        Consolidation and Merger
       Section 7.7.        Transactions with Affiliates
       Section 7.8.        Borrowings and Guaranties
       Section 7.9.        Liens
       Section 7.10.       Investments, Loans, Advances and Acquisitions
       Section 7.11.       Sale of Property
       Section 7.12.       Notice of Suit or Adverse Change in Business or Default
       Section 7.13.       ERISA
       Section 7.14.       Use of Proceeds
       Section 7.15.       Compliance with Laws, etc
       Section 7.16.       Maintenance of Existence
       Section 7.17.       Leases
       Section 7.18.       Capital Expenditures
       Section 7.19.       Year 2000 Assessment

       Section 7.20.       Minimum Interest Coverage Ratio
       Section 7.21.       Minimum Net Worth
       Section 7.22.       Maximum Debt Ratio
       Section 7.23.       Interest Rate Protection
       Section 7.24.       No Restrictions on Subsidiaries
       Section 7.25.       Post-Closing Items

SECTION 8.                 EVENTS OF DEFAULT AND REMEDIES

       Section 8.1.        Definitions
       Section 8.2.        Remedies for Non-Bankruptcy Defaults
       Section 8.3.        Remedies for Bankruptcy Defaults
       Section 8.4.        L/Cs

SECTION 9.                 CHANGE IN CIRCUMSTANCES REGARDING LIBOR PORTIONS

       Section 9.1.        Change of Law
       Section 9.2.        Unavailability of Deposits or Inability to Ascertain the Adjusted
                               LIBOR Rate
       Section 9.3.        Taxes and Increased Costs
       Section 9.4.        Funding Indemnity
       Section 9.5.        Lending Branch
       Section 9.6.        Discretion of Bank as to Manner of Funding

SECTION 10.                THE AGENT

       Section 10.1.       Appointment and Powers
       Section 10.2.       Powers
       Section 10.3.       General Immunity
       Section 10.4.       No Responsibility for Loans, Recitals, etc
       Section 10.5.       Right to Indemnity
       Section 10.6.       Action upon Instructions of Banks
       Section 10.7.       Employment of Agents and Counsel
       Section 10.8.       Reliance on Documents; Counsel
       Section 10.9.       May Treat Payee as Owner
       Section 10.10.      Agent's Reimbursement
       Section 10.11.      Rights as a Bank
       Section 10.12.      Bank Credit Decision
       Section 10.13.      Resignation of Agent
       Section 10.14.      Duration of Agency
       Section 10.15.      Syndication Agent

SECTION 11.                THE GUARANTEES

       Section 11.1.       The Guarantees
       Section 11.2.       Guarantee Unconditional
       Section 11.3.       Discharge Only upon Payment in Full; Reinstatement in Certain
                               Circumstances

       Section 11.4.       Subrogation
       Section 11.5.       Waivers
       Section 11.6.       Stay of Acceleration

SECTION 12.                MISCELLANEOUS

       Section 12.1.       Amendments and Waivers
       Section 12.2.       Waiver of Rights
       Section 12.3.       Several Obligations
       Section 12.4.       Non-Business Day
       Section 12.5.       Documentary Taxes
       Section 12.6.       Representations
       Section 12.7.       Notices
       Section 12.8.       Costs and Expenses; Indemnity; Environmental Indemnity
       Section 12.9.       Counterparts
       Section 12.10.      Successors and Assigns; Governing Law; Entire Agreement
       Section 12.11.      No Joint Venture
       Section 12.12.      Severability
       Section 12.13.      Table of Contents and Headings
       Section 12.14.      Sharing of Payments
       Section 12.15.      Jurisdiction; Venue; Waiver of Jury Trial
       Section 12.16.      Participants
       Section 12.17.      Assignment Agreements
       Section 12.18.      Withholding Taxes
       Section 12.19.      Judgment Currency
       Section 12.20.      Service of Process
       Section 12.21.      Netherlands Taxes
       Section 12.22.      Confidentiality

Signature Page


Exhibit A         The Loan Documents
Exhibit A-1       Secured Revolving Credit Note of the Domestic Borrowers
Exhibit A-2       Secured Revolving Credit Note of SVS Holland
Exhibit B-1       Secured Term Credit Note of the Domestic Borrowers
Exhibit B-2       Secured Term Credit Note of SVS Holland
Exhibit C         Letter of Credit Agreement
Exhibit D         Compliance Certificate
Exhibit E         Form of Legal Opinion of the Domestic Borrowers' Counsel
Exhibit F         Form of Legal Opinion of SVS Holland Counsel
Exhibit G         Form of Legal Opinion of Administrative Agent's U.S. Counsel
Exhibit H         The Existing Letters of Credit
Exhibit I         Post-Closing Items
Exhibit J         Security Agreement Re: Stock
Exhibit K         Security Agreement Re: Intellectual Property
Exhibit L         SVS Notarial Deed of Pledge

Exhibit M         Peto Notarial Deed of Pledge
Exhibit N         Form of Legal Opinion of the Domestic Borrower's counsel
Exhibit O         Form of Legal Opinion of counsel to SVS Europe
Exhibit P         Form of Legal Opinion of counsel to Peto International
Schedule 5.7      Existing Subsidiaries
Schedule 7.8      Existing Indebtedness
Schedule 7.9      Existing Liens
Schedule 7.10     Existing Investments in Subsidiaries

                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.


                                CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

The lenders from time to time parties hereto

Ladies and Gentlemen:

         The undersigned SEMINIS, INC., a Delaware corporation and successor by merger to Seminis, Inc., an Illinois corporation ("Seminis"), and SEMINIS VEGETABLE SEEDS, INC., a California corporation ("SVS"), and SVS HOLLAND B.V., a private company with limited liability incorporated under the laws of The Netherlands ("SVS Holland" and, together with Seminis and SVS, individually a "Borrower" and collectively the "Borrowers"), apply to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Borrowers and to make a term credit (the "Term Credit") available to Seminis and SVS (individually a "Domestic Borrower" and collectively the "Domestic Borrowers") and SVS Holland, and to make a swingline (the "Swingline") available to the Domestic Borrowers, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as "Bank" and collectively as "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris," and in its capacity as Administrative Agent for the Banks is hereinafter sometimes referred to as the "Administrative Agent." Bank of Montreal in its capacity as Syndication Agent for the Banks is hereinafter sometimes referred to as the "Syndication Agent." All capitalized terms not defined in the text of this Agreement are defined in Section 4 hereof.

SECTION 1.           THE CREDITS.

         Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Revolving Credit Lenders agree to extend a Revolving Credit to the Borrowers which may be availed of by the Borrowers in their discretion from time to time, be repaid and used again, during the period from the date hereof to and including June 30, 2004 (the "Termination Date"). The Revolving Credit may be utilized by the Borrowers in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") and letters of credit (individually a "L/C" and collectively the "L/Cs"), provided that the aggregate amount of the principal amount of the outstanding Revolving Credit Loans, the principal amount of the outstanding Swingline Loans, the aggregate amount available to be drawn under all outstanding L/Cs and, without duplication, the aggregate amount of unpaid Reimbursement Obligations with respect to L/Cs (collectively, the "Revolving Credit Obligations") at any one time shall not exceed the Revolving Credit Commitments, provided further, that in no event may SVS Holland obtain the issuance of L/Cs under the Revolving Credit and in no event may the aggregate outstanding principal amount of Revolving Credit Loans borrowed by SVS Holland hereunder ever exceed $10,000,000 at any time.

         The respective initial maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage of the Revolving Credit available at any time which each Revolving Credit Lender agrees to make available to the Borrowers (its "Commitment Percentage") are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

        Harris Trust and Savings Bank                           $ 12,857,142.86                  8.57142857%
        Bank of Montreal                                        $137,142,857.14                 91.42857143%
                 TOTAL                                          $150,000,000                         100%

The obligations of the Revolving Credit Lenders hereunder are several and not joint and no Revolving Credit Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment or its Commitment Percentage of the credit outstanding hereunder.

         All Revolving Credit Loans made by the Revolving Credit Lenders on the same date are hereinafter referred to as a "Borrowing." Each Borrowing, other than a Borrowing pursuant to Section 1.5, shall be in a minimum amount not less than the lesser of $5,000,000 and the maximum amount that can then be borrowed under the Revolving Credit Commitments and shall be made pro rata from the Revolving Credit Lenders in accordance with their respective Commitment Percentages.

         All Revolving Credit Loans and Swingline Loans made by each Revolving Credit Lender to any Domestic Borrower shall be evidenced by a Revolving Credit
Note in the form (with appropriate insertions) attached hereto as Exhibit A-1 of the Domestic Borrowers payable to the order of such Revolving Credit Lender, and all Revolving Credit Loans made by each Revolving Credit Lender to SVS Holland shall be evidenced by a Revolving Credit Note in the form (with appropriate insertions) attached hereto as Exhibit A-2 of SVS Holland payable to the order of such Revolving Credit Lender (such Revolving Credit Notes are hereinafter referred to individually as a "Revolving Credit Note" and collectively as the "Revolving Credit Notes"). Without regard to the face principal amount of each Revolving Credit Note, the actual principal amount at any time outstanding and owing by the Borrowers on account thereof during the period ending on the Termination Date shall be the sum of all advances then or theretofore made thereon less all principal payments actually received thereon during such period.

         (b)    Swingline Loans under the Revolving Credit.

                   (i) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Revolving Credit Lenders to the Administrative Agent under this Section 1.1(b), the Administrative Agent agrees to advance one or more swingline loans (each a "Swingline Loan") to the Domestic Borrowers from time to time before the Termination Date on a revolving basis up to $15,000,000 in aggregate principal amount at any time outstanding; provided that the Administrative Agent shall have no obligation to advance any Swingline Loan if the outstanding Revolving Credit Obligations after giving effect to such Swingline Loan would thereby exceed the Revolving Credit Commitments then in effect. All Swingline Loans shall bear interest as provided in Section 1.1(b)(v) hereof and will be in an amount not less than $250,000 or an integral multiple of $100,000 in excess thereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan shall mature on the last day of the Interest Period applicable thereto.

                  (ii) Refunding Loans. In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Domestic Borrowers (each of which hereby irrevocably authorizes the Administrative Agent to act on its behalf for such purpose), request each Revolving Credit Lender to make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.2 are not fulfilled on such date, each Revolving Credit Lender shall make the proceeds of its requested Revolving Credit Loan available to the Administrative Agent, in immediately available funds, at the principal office of the Administrative Agent in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the outstanding Swingline Loans. The Domestic Borrowers authorize the Administrative Agent to charge their accounts with the Administrative Agent (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Revolving Credit Lender are not sufficient to repay in full such Swingline Loans.

                 (iii) Participations. If any Revolving Credit Lender refuses or otherwise fails to make a Revolving Credit Loan when requested by the Administrative Agent pursuant to Section 1.1(b)(ii) above (because the conditions in Section 6.2 are not satisfied or otherwise), such Revolving Credit Lender will, by the time and in the manner such Revolving Credit Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Revolving Credit Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Revolving Credit Lender funded to the Administrative Agent its participation in such Loan. The obligation of the Revolving Credit Lenders to the Administrative Agent shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

                  (iv) Manner of Borrowing. The relevant Domestic Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than 12:00 Noon (Chicago time) on the date it requests the Administrative Agent to make a Swingline Loan to it hereunder. Each such notice shall be irrevocable and shall specify the date of the Swingline Loan requested (which shall be a Business Day), the principal amount of such Swingline Loan, the interest rate option applicable thereto and the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Swingline Loan plus the aggregate Revolving Credit Obligations outstanding hereunder exceed the Revolving Credit Commitments as such amounts may be reduced pursuant to Section
         3.4 of this Agreement. The Domestic Borrowers agree that the Administrative Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Administrative Agent reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent or any Bank has acted in reliance thereon.

                   (v) Interest. Each Swingline Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Swingline Loan is made until the last day of the Interest Period applicable thereto at either the rate of interest applicable to Base Rate Portions of the Revolving Credit Loans or the rate per annum quoted to the relevant Domestic Borrower by the Administrative Agent for the Interest Period applicable thereto (each such rate is referred to as an "Offered Rate"), as the relevant Domestic Borrower may elect; provided, however, that the Domestic Borrowers understands and agrees that the Administrative Agent has no obligation to quote rates and may refuse to quote such rates after receiving a request therefor from any Domestic Borrower. Each Domestic Borrower acknowledges and agrees that the interest rate quote by the Administrative Agent for any Swingline Loan may not be the best or lowest rate offered to other customers of the Administrative Agent and may not be the same rate offered to other customers of the Administrative Agent for loans of similar amounts and maturities, but is the rate at which the Administrative Agent in its sole and exclusive discretion is willing to offer to the relevant Domestic Borrower for the specified amount and maturity.

         Section 1.2. The Term Credit. (a) Subject to all of the terms and conditions hereof, each Term Credit Lender agrees to make a loan to the Borrowers under Term Credit in the amount of its Term Credit Commitment; provided that the aggregate principal amount of all Term Loans made to SVS Holland hereunder shall not exceed $50,000,000. The respective maximum aggregate principal amounts of the Term Credit at any one time outstanding and the percentage of the Term Credit available at any time which each Term Credit Lender by its acceptance hereof severally agrees to make available to the Borrowers are as follows (collectively, the "Term Credit Commitments" and individually, a "Term Credit Commitment"):


        Harris Trust and Savings Bank                              $ 17,142,857.14               8.57142857%
        Bank of Montreal                                           $182,857,142.86              91.42857143%
                 TOTAL                                                $200,000,000                  100%

The loans from all Term Credit Lenders under Term Credit (the "Term Loans") shall be made concurrently and such loans shall be made, if at all, on or before June 30, 1999, at which time the

Term Credit Commitments shall expire.

         The Term Loan made by each Term Credit Lender to the Domestic Borrowers shall be evidenced by a Term Credit Note of the Domestic Borrowers in the form (with appropriate insertions) attached hereto as Exhibit B-1 payable to the order of such Term Credit Lender in the amount of its Term Loan to the Domestic Borrowers, and each Term Loan made by each Term Credit Lender to SVS Holland shall be evidenced by a Term Credit Note of SVS Holland in the form (with appropriate insertions) attached hereto as Exhibit B-2 payable to the order of such Term Credit Lender in the amount of its Term Loan to SVS Holland (such Term Credit Notes are hereinafter referred to individually as a "Term Credit Note" and collectively as the "Term Credit Notes"). Each Term Credit Note shall be expressed to mature in ten (10) consecutive semi-annual installments of principal, commencing December 31, 1999 and continuing on the last day of each June and December thereafter to and including June 30, 2004, with the aggregate principal amount of each such installment on all Term Credit Notes to be as follows: $5,000,000 on December 31, 1999 and June 30, 2000; $12,500,000 on
December 31, 2000 and June 30, 2001; $17,500,000 on December 31, 2001 and June
30, 2002; $20,000,000 on December 31, 2002 and June 30, 2003; $25,000,000 on
December 31, 2003; and with the final installment due June 30, 2004 to be in the amount equal to the then outstanding principal balance of the Term Loans, and with the amount of each installment due on the Term Credit Note held by each Term Credit Lender to be a pro rata part (based on the percentage of the aggregate principal amount of all Term Loans then outstanding which is evidenced by each Term Credit Note) of each such aggregate amount.

         Section 1.3. Manner of Borrowing. Seminis shall notify the Administrative Agent (which may be written or oral, but which must be given prior to 11:00 a.m. Chicago time) of the date (which may, subject to the immediately preceding parenthetical, be the date on which such notice is given) upon which it requests that any advance be made under the Revolving Credit Commitments, except for Swingline Loans made pursuant to Section 1.1(b) hereof and Revolving Credit Loans made pursuant to Section 1.5 hereof, or that any Term Loan be made, specifying the amount of each such loan, and the Administrative Agent shall promptly notify the relevant Banks of its receipt of each such notice. Subject to all of the terms and conditions hereof, the proceeds of each advance, to the extent received by the Administrative Agent from the relevant Banks, shall be made available to the Borrowers at the office of the Administrative Agent in Chicago and in funds there current. Each loan from each Bank shall initially constitute part of a Base Rate Portion except to the extent Seminis has otherwise timely elected, all as provided in Section 2 hereof. Unless the Administrative Agent shall have been notified by a Bank that has a Commitment to make a requested loan hereunder prior to the date such loan is to be made hereunder that such Bank does not intend to make its pro rata share of such loan available to the Administrative Agent (which notice a Bank shall not be entitled to give unless a condition precedent to lending has not been satisfied or waived), the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the Borrowers, the Administrative Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on but excluding the date the Administrative Agent recovers such amount at a rate (the "Fed Funds Rate") per annum equal to the effective rate charged to the Administrative Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day).

         Section 1.4. Letters of Credit. (a) Subject to all the terms and conditions hereof, Harris shall issue L/Cs for the account of the Domestic Borrowers subject to availability under the Revolving Credit, and the Revolving Credit Lenders hereby agree to participate therein as more fully described in
Section 1.6 hereof. Each L/C shall be issued pursuant to an application for letter of credit (an "L/C Agreement") in the form attached hereto as Exhibit C. The L/C's shall consist of stand-by letters of credit in an aggregate undrawn amount not to exceed $15,000,000. Each L/C shall conform to the general requirements of Harris for letters of credit as to form and substance, shall be in U.S. Dollars, shall be a letter of credit which Harris may lawfully issue and shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Termination Date). The amount available under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs each Domestic Borrower jointly and severally agrees to pay Harris a fee (the "L/C Participation Fee") in the amount per annum equal to the Applicable Margin for LIBOR Portions of the Revolving Credit Loans (computed on the basis of a 360-day year and actual days elapsed) of the undrawn amount for each L/C issued for the account of the Domestic Borrowers hereunder. In addition, the Domestic Borrowers shall pay Harris a fee (the "L/C Issuance Fee") in the amount equal to one-eighth of one percent (0.125%) of the stated amount of each L/C issued hereunder and such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be generally established by Harris from time to time for letters of credit issued by it of that type for each L/C (the "L/C Administrative Fee"). All L/C Participation Fees shall be payable quarterly in arrears on the last day of each March, June, September and December commencing June 30, 1999 and on the Termination Date, and all L/C Administrative Fees and L/C Issuance Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

         (b) Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Domestic Borrowers shall pay fees in connection with each L/C as set forth in Section 1.4(a) hereof, and (ii) before the occurrence of an Event of Default, Harris will not call for the funding by any Domestic Borrower of any amount under an L/C issued for the Domestic Borrowers' account, or for any other form of collateral security for the Domestic Borrowers' obligations in connection with such L/C, before being presented with a drawing thereunder. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and the Required Revolving Credit Lenders have given Harris instructions not to so permit the extension of the expiration date of such L/C. Whenever any provision of this Agreement conflicts with any provision of an L/C Agreement, or whenever any provision of this Agreement and a provision of an L/C Agreement have a common subject matter, the provision of this Agreement shall control and the provision of the L/C Agreement shall be of no force or effect. Without limiting the generality of the foregoing, the following provisions of Exhibit C (and the equivalent provisions of any L/C Agreement) shall be of no force or effect: paragraph 3; paragraph 4; paragraph 6; paragraph 7; paragraph 10 and paragraph 11.

         Upon satisfaction of all conditions precedent to the initial Loan hereunder, without any further action on the part of any Domestic Borrower, Harris, the Administrative Agent or any Revolving Credit Lender, (i) each of the letters of credit listed on Exhibit H hereto (the "Existing L/Cs") previously issued for the account of any Domestic Borrower shall be deemed for all purposes of this Agreement to be an L/C issued hereunder, (ii) each application and agreement for letter of credit pursuant to which each Existing L/C was issued shall be deemed for all purposes of this Agreement to be an L/C Agreement, and
(iii) all of the Domestic Borrowers' indebtedness and liabilities to Harris with respect to the Existing Letters of Credit shall be deemed to be Reimbursement Obligations of such Domestic Borrower for all purposes of this Agreement.

         (c) The Administrative Agent shall give prompt telephone, telex, or telecopy notice to each Revolving Credit Lender of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Revolving Credit Lender's pro rata participation in such L/C and whether the Administrative Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

         Section 1.5. Reimbursement Obligation. The Domestic Borrowers are obligated, and hereby unconditionally agree, jointly and severally, to pay in immediately available funds to the Administrative Agent for the account of Harris the face amount of each draft drawn and presented under an L/C issued by Harris hereunder (the obligation of the Domestic Borrowers under this Section
1.5 with respect to any L/C is a "Reimbursement Obligation"). At the time each payment is made under an L/C, the Domestic Borrowers shall be deemed to have automatically requested a Revolving Credit Loan from the Revolving Credit Lenders hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Event of Default shall exist under Sections 8.1(h) or (i) of this Agreement, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Revolving Credit Lenders for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris upon demand and, after demand, shall bear interest at the default rate of interest specified in Section 2.2 hereof.

         Section 1.6. (a) Participation in L/C's. Each of the Revolving Credit Lenders will acquire a risk participation in each L/C upon the issuance thereof. In the event any Reimbursement Obligation is not immediately paid by the Domestic Borrowers pursuant to Section 1.5 hereof and the Loan described in
Section 1.5 hereof is not made for any reason, each Revolving Credit Lender will pay to Harris funds in an amount equal to such Revolving Credit

Lender's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. The obligation of the Revolving Credit Lenders to Harris under this
Section 1.6 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Revolving Credit Lender by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Revolving Credit Lender by 12:00 Noon, Chicago time, each Revolving Credit Lender agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Revolving Credit Lenders. Harris shall share with each Revolving Credit Lender on a pro rata basis relative to its Commitment Percentage a portion of any L/C Participation Fee payable by the Domestic Borrowers, and any such fee shall be promptly remitted to the Revolving Credit Lenders when and as received by Harris from the Domestic Borrowers. The L/C Issuance Fees and L/C Administration Fee shall be for Harris' sole account and shall not be shared by the Revolving Credit Lenders.

         (b) The Revolving Credit Lenders shall, in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. If after any payment is made by the Revolving Credit Lenders to Harris pursuant to this Section, Harris receives from or on behalf of the Borrowers any amount in respect of such costs, expenses, claims, demands, actions, losses or liabilities, Harris shall promptly remit to each Revolving Credit Lender its shares in accordance with its Commitment Percentage. The obligations of the Revolving Credit Lenders under this Section 1.6(b) and all other parts of this Section 1.6 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

         Section 1.7. Absolute Obligations. Each Domestic Borrower acknowledges and agrees that its joint and several liability on the Notes, Reimbursement Obligations and on all obligations owed by any Borrower or Borrowers under this Agreement is absolute and unconditional and shall not in any manner be affected or impaired by any of acts or omissions whatsoever by the Banks, and without limiting the generality of the foregoing, each Domestic Borrower's joint and several liability on the Notes, Reimbursement Obligations and under this Agreement shall not be impaired by any acceptance by the Banks of any other security for or guarantors upon the Notes, Reimbursement Obligations or any obligations under this Agreement or by any failure, neglect or omission on the Banks' part to resort to any one or all of the Borrowers for payment of the Notes, Reimbursement Obligations or the obligations under this Agreement or to realize upon or protect any collateral security therefor. Each Domestic Borrower's joint and several liability on the Notes, Reimbursement Obligations and under this Agreement shall not in any manner be impaired or affected by who receives or uses the proceeds of the loans evidenced by the Notes, Reimbursement Obligations or for what purposes such proceeds are used, and each Domestic Borrower waives notice of borrowing requests issued by, and loans made to, other Borrowers. Such joint and several liability of each Domestic Borrower shall also not be impaired or affected by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Notes, Reimbursement Obligations or the obligations under this Agreement or of any guaranty thereof. In order to enforce payment of the Notes, Reimbursement Obligations and the Borrowers' obligations under this Agreement, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to the Administrative Agent hereunder and thereunder and under applicable law, the Administrative Agent shall be under no obligation at any time to first resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Banks shall have the right to enforce the Notes, Reimbursement Obligations and the Borrowers' obligations under this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. By its acceptance below, each Domestic Borrower hereby expressly waives and surrenders any defense to its joint and several liability on the Notes, Reimbursement Obligations or under this Agreement based upon any of the foregoing. In furtherance thereof, each Domestic Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment such obligation is the joint and several obligation of each Domestic Borrower.

         Section 1.8. The Collateral and the Guarantees. (a) Payment of all of SVS Holland's indebtedness obligations and liabilities to the Agents and the Banks under this Agreement and the other Loan Documents is guaranteed by the Domestic Borrowers pursuant to Section 11 of this Agreement. If the Company's Initial Debt Ratio on the Transaction Date is equal to or greater than 3.5 to 1 the payment of SVS Holland's indebtedness, obligations and liabilities to the Agents and the Banks under this Agreement and the other Loan Documents shall be secured by a pledge of 66% of the capital stock of SVS Holland and certain related rights and Properties and payment of all of the Borrowers' indebtedness obligations and liabilities to the Agents and the Banks under this Agreement and the other Loan Documents shall be secured by all of the Domestic Borrowers' intellectual property and related rights and Properties and a pledge of all of the capital stock of SVS and 66% of the capital stock of SVS Europe and certain related rights and Properties pursuant to the Security Documents.

         (b) The Administrative Agent and the Banks agree that all liens and security interests they may have on the Collateral shall terminate, and the Administrative Agent shall release all such liens and security interests, if at any time (A) Seminis maintains a Debt Ratio of less than 3.5 to 1 with respect to each of the two immediately preceding fiscal quarters of Seminis and (B) no Potential Default or Event of Default shall have occurred and be continuing at such time. Notwithstanding such termination, the Domestic Borrowers' joint and several liability hereunder, including without limitation under Section 11 of this Agreement shall remain unaffected by such release.

         Section 1.9. Several Liability of SVS Holland. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary (including without limitation Sections 2, 3.1, 3.6, 9, 12.8, 12.18 and 12.21 hereof), the liability of SVS Holland under this Agreement shall be several and not joint or joint and several. In no event shall SVS Holland be liable for the payment of any principal of or interest on any Loans other than Loans borrowed by it hereunder, any Reimbursement Obligations, any commitment fees other than such fees payable with respect to the maximum amount of the Revolving Credit Commitments which it may borrow, or any costs and expenses under Section 12.8 hereof other than any such costs and expenses relating to its indebtedness hereunder or the enforcement of its obligations under this Agreement and the other Loan Documents.

SECTION 2.           INTEREST.

         Section 2.1. Options. Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness, other than the Swingline Loans, evidenced by each Class of Notes (all of the indebtedness evidenced by a particular Class of Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of Seminis, bear interest with reference to the Base Rate (the "Base Rate Portions") or with reference to the Adjusted LIBOR Rate ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness, other than the Swingline Loans, evidenced by each Class of Notes which is not part of an LIBOR Portion shall constitute a single Base Rate Portion. All of the indebtedness, other than the Swingline Loans, evidenced by each Class of Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than eight LIBOR Portions applicable to the Revolving Credit Notes nor more than two LIBOR Portions applicable to the Term Credit Notes at any one time and each Bank shall have a ratable interest in each Portion. The Borrowers promise to pay interest on each Portion at the rates and times specified in this
Section 2.

         Section 2.2. Base Rate Portion. Each Base Rate Portion shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), at the rate per annum determined by adding the Applicable Margin to the Base Rate as in effect from time to time. Interest on the Base Rate Portions shall be payable on the last day of each month in each year and at maturity of the applicable Notes and interest after maturity shall be due and payable upon demand.

         Section 2.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Borrowers promise to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin, provided that if any Event of Default has occurred and is continuing, and effective at the end of the Interest Period applicable to each LIBOR Portion, each LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion and shall thereafter bear interest at the interest rate applicable to the applicable Base Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, if an Interest Period is longer than three months, then at the end of each three month period and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. Seminis shall notify the Administrative Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event Seminis shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event Seminis shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the Base Rate Portion as of and on the last day of such Interest Period. The Administrative Agent shall promptly notify each Bank of each notice received from Seminis pursuant to the foregoing provisions. Anything contained herein to the contrary notwithstanding, the obligation of the Banks to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Potential Default or Event of Default shall have occurred and be continuing.

         Section 2.4. Computation. Interest on the LIBOR Portions shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All other interest on the Notes and all fees, charges and commissions due hereunder shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed unless otherwise specifically provided in this Agreement.

         Section 2.5. Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $10,000,000.00 or any greater amount that is a whole multiple of $1,000,000 and each Base Rate Portion shall be in a minimum amount of $5,000,000.00 or any greater amount that is a whole multiple of $1,000,000.

         Section 2.6. Manner of Rate Selection. Seminis shall notify the Administrative Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of a Base Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Administrative Agent shall promptly advise each Bank of each such notice. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. If any request is made to convert a LIBOR Portion in to the applicable Base Rate Portion, such conversion shall only be made so as to become effective on the last day of the Interest Period applicable thereto. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person purporting to be a person authorized to act on behalf of Seminis hereunder, the Borrowers hereby jointly and severally indemnifying the Administrative Agent and the Banks from any liability or loss ensuing from so acting.

SECTION 3.           THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION
                     OF PAYMENTS.

         Section 3.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 3.4 hereof, the Borrowers, jointly and severally, shall pay to the Administrative Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the rate per annum equal to the Applicable Margin on the average daily unused amount of the Revolving Credit Commitments (determined in each case after giving effect to any reductions thereof as specified in Section 3.4 hereof and without regard to whether any Swingline Loans are outstanding). Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December commencing on June 30, 1999, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.1 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

         Section 3.2. Agents' Fee. The Borrowers shall pay to and for the sole account of each Agent such fees as the Borrowers and such Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Agents may be entitled to receive under the other Loan Documents.

         Section 3.3. Prepayments.

         (a) Optional Prepayments of Base Rate Portions. The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $500,000 or such greater amount which is an integral multiple of $500,000) the Base Rate Portion of any Loan at any time upon prior telecopy or telephonic notice from Seminis to the Administrative Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (b) Optional Prepayments of LIBOR Portions. The Borrowers may prepay any LIBOR Portion, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from Seminis to the Administrative Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000 and after giving effect to any such prepayment the outstanding principal amount of any such LIBOR Portion prepaid in part shall not be less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

         (c) Mandatory Prepayments of Excess Borrowings. If the aggregate outstanding principal amount of all Revolving Credit Obligations shall ever exceed the Revolving Credit Commitments in effect from time to time, the Borrowers shall immediately prepay Revolving Credit Loans, Swingline Loans and Reimbursement Obligations in such amount as shall be necessary to eliminate such excess.

         Section 3.4. Revolving Credit Termination. The Borrowers shall have the right at any time upon written notice to the Administrative Agent to terminate the Revolving Credit Commitments in whole or in part (but if in part in a minimum principal amount of $10,000,000 or such greater amount which is an integral multiple of $5,000,000); provided, however, that no such reduction or termination shall be permitted to the extent that after giving effect to such reduction or termination and to any prepayments made on the effective date thereof, the aggregate principal amount of all outstanding Revolving Credit Loans, the aggregate principal amount of all outstanding Swingline Loans, the aggregate amount available to be drawn under all outstanding L/Cs and, without duplication, the aggregate amount of unpaid Reimbursement Obligations with respect to L/Cs would exceed the Revolving Credit Commitments then in effect.

         Section 3.5. Place and Application of Payments. All payments by the Borrowers hereunder shall be made in Dollars to the Administrative Agent at its office at 111 West Monroe

Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon (Chicago time) on the date of such payment. Subject to Section 12.18 of this Agreement, all such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon (Chicago time) (or after any later time the Banks may otherwise direct) shall be deemed received upon the following Business Day. All prepayments of the Term Loans shall be applied to the several principal installments thereof in the inverse order of their respective maturities, unless otherwise required by this Agreement. The Administrative Agent shall remit to each Bank its proportionate share of each payment of principal, interest and fees received by the Administrative Agent by 12:00 noon (Chicago time) on the same day of its receipt and its proportionate share of each such payment received by the Administrative Agent after 12:00 noon (Chicago time) on the Business Day following its receipt by the Administrative Agent. In the event the Administrative Agent does not remit any amount to any Bank when required by the preceding sentence, the Administrative Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. Each Borrower hereby authorizes the Administrative Agent, at any time that an Event of Default has occurred and is continuing hereunder, to automatically debit any of its accounts with Harris for any principal, interest and fees when due under the Notes, the L/C Agreement or this Agreement and to transfer the amount so debited from such account to the Administrative Agent for application as herein provided. Harris shall notify the Borrowers of each such debit promptly after it is made, but its failure to do so will not impair the validity of such debit or result in any liability of Harris to the Borrowers.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of Reimbursement Obligations and the indebtedness evidenced by the Notes and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Banks after the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

                   (a) first to the payment of any outstanding costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement, the Security Documents or the Notes and in any event including all costs and expenses of a character which the Borrowers have agreed to pay under Section 12.8 hereof (such funds to be retained by the Administrative Agent or Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent);

                   (b) second to the payment of any outstanding interest or other fees or amounts then due and payable under the L/C Agreements, the Notes, the Security Documents or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

                   (c) third, to the payment of the principal of the Reimbursement Obligations and the Notes then due and payable, ratably as among the Reimbursement Obligations and the Notes;

                   (d) fourth, to be held as collateral security for outstanding L/Cs pursuant to Section 8.4 hereof;

                   (e) fifth, to the payment of the Borrowers' indebtedness, obligations and liabilities to the Banks under Interest Rate Protection Agreements then due and payable, ratably as among such indebtedness, obligations and liabilities;

                  (f) sixth, to the Banks ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrowers then due and payable to each of them and secured by the Security Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

                   (g) seventh, to the Borrowers.

         Section 3.6. Capital Adequacy. If, after the date hereof, any Bank or the Administrative Agent shall have determined in good faith that the adoption after such date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within thirty (30) days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         Section 3.7. The Register. The Administrative Agent, on behalf of the Borrowers, shall maintain at its address referred to in Section 12.7 a copy of each assignment and acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and each Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an assignment and acceptance executed by an assigning Bank and an assignee, the Administrative Agent shall, if such assignment and acceptance has been completed and is acceptable to the Administrative Agent in form and substance, (a) accept such assignment and acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to Seminis.

SECTION 4.           DEFINITIONS.

         Section 4.1. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

          "Adjusted LIBOR Rate" means a rate per annum determined pursuant to the following formula:


         Adjusted LIBOR Rate            =                  LIBOR Rate
                                                    100% - Reserve Percentage

         "Administrative Agent" shall have the meaning specified in the first paragraph of this Agreement.

         "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors of a corporation or 20% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person.

         "Agent" shall mean the Administrative Agent or the Syndication Agent.

         "Agreement" shall mean this Credit Agreement as supplemented and amended from time to time.

         "Applicable Margin" shall mean with respect to the commitment fee and each type of Portion of the Revolving Credit Loans and the Term Loans described below, the rate of interest per annum shown below for the range of Debt Ratio specified below:


                                 LEVEL I               LEVEL II          LEVEL III           LEVEL IV             LEVEL V
                                                greater than or                          greater than or       greater than or
         Debt Ratio             < 2.5 to 1      equal to 2.5 to 1        >3.0 to 1       equal to 3.5 to 1     equal to 3.75 to 1
                                                      < 2.99 to 1      < 3.49 to 1             < 3.74 to 1

         Base Rate Portion          0%                    0%                 0%                  0.25%               0.5%

         LIBOR Portion             1.25%                1.375%              1.50%                1.75%               2.00%

         Commitment Fee            0.25%                0.30%               0.35%                0.40%               0.50%

provided, however, that the Applicable Margins shall be adjusted on the Transaction Date on the basis of the Initial Debt Ratio rather than the Debt Ratio, and provided further, however, that if and so long as any Event of Default has occurred and is continuing, the Applicable Margins other than the Applicable Margin for the commitment fee as otherwise computed hereunder shall be increased by adding 2% per annum thereto.

         The Applicable Margins will be adjusted upon receipt of Seminis' quarterly financial statements for each fiscal quarter of Seminis and the related Compliance Certificate, commencing with the quarter ended June 30, 1999. Not later than 5 Business Days after receipt by the Administrative Agent of the financial statements called for by Section 7.4 hereof for each fiscal quarter of Seminis, the Administrative Agent shall determine the Debt Ratio for the applicable period and shall promptly notify the Borrowers and the Banks of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Administrative Agent so notifies the Borrowers and the Banks with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next redetermination in accordance with this Section. Each determination of the Debt Ratio and Applicable Margins by the Administrative Agent in accordance with this Section shall be conclusive and binding on the Borrowers and the Banks absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level V.

         "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

         "Base Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

         "Base Rate Portion" shall have the meaning specified in Section 2.1 hereof.

         "Borrower" and "Borrowers" shall have the meaning specified in the first paragraph of this Agreement.

         "Borrowing" shall have the meaning specified in Section 1.1 hereof.

         "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois and Los Angeles, California, and, with respect to LIBOR

Portions, dealing in United States dollar deposits in London, England and Nassau, Bahamas.

         "Capital Expenditures" shall mean, for any period, capital expenditures of the Company and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles, consistently applied.

         "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Choong Ang" shall mean Choong Ang Seed Co., Ltd, a corporation organized under the laws of Korea.

         "Class of Notes" shall mean the Revolving Credit Notes as a group and the Term Credit Notes as a group.

         "Collateral" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to this Agreement and the Security Documents.

         "Commitment" shall mean a Revolving Credit Commitment and a Term Credit Commitment of any Bank, and "Commitments" shall mean the Revolving Credit Commitment and Term Credit Commitment of a Bank or Banks.

         "Commitment Percentage" shall have the meaning set forth in Section 1.1 hereof.

         "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of:

                   (a) all indebtedness with respect to borrowed money;

                   (b) all reimbursement and other obligations with respect to letters of credit, banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

                   (c) the aggregate amount of Capitalized Lease Obligations;

                   (d) all indebtedness of the type described in subsections
         (a), (b), (c), (e) and (f) of this definition secured by any lien or any security interest on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet;

                   (e) all indebtedness representing the deferred purchase price of Property, but excluding all trade payables incurred in the ordinary course of business; and

                   (f) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, any of the foregoing.

Debt of a Borrower shall be computed and determined, without duplication, on a consolidated basis for such Borrower and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

         "Debt Ratio" shall mean, as of any date of determination, the ratio of the aggregate outstanding principal amount of all Debt of Seminis and its Subsidiaries (determined on a consolidated basis) as of such date to EBITDA of Seminis and its Subsidiaries (determined on a consolidated basis) for the twelve consecutive months ending on such date.

         "Dollar" or "$" or "U.S. Dollar" shall mean lawful money of the United States of America.

         "Domestic Borrower" shall have the meaning specified in the first paragraph hereof. hereof.

         "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of any state of the United States or the District of Columbia.

          "EBITDA" shall mean, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of Seminis and its Subsidiaries, plus (iv) management fees paid by Seminis to Savia before September 30, 1998, minus (in the case of gains) or plus (in the case of losses) (v) non-cash charges relating to foreign currency gains or losses attributable to intercompany loans from Seminis and its Domestic Subsidiaries to Seminis' Foreign Subsidiaries, plus (vi) the write-off of unamortized loan origination fees associated with credit facilities entered into prior to the date of this Agreement, plus (vii) non-cash charges with respect to purchase accounting adjustments associated with acquisitions permitted by this Agreement; provided that for purposes of determining EBITDA for any period prior to any acquisition permitted hereunder the acquired entity shall be treated as though it had been a Subsidiary of Seminis at all times during the relevant period, and provided further that for purposes of determining EBITDA for any period prior to a disposition of any Subsidiary permitted by this Agreement such entity shall be treated as though it had not been a Subsidiary of Seminis during the relevant period.

         "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

         "Existing Agreement" shall mean the Credit Agreement dated as of April 30, 1999, among the Borrowers, Harris Trust and Savings Bank, individually and as administrative agent thereunder, and the lenders from time to time parties thereto, as amended.

         "Existing Banks" shall mean the lenders under the Existing Agreement.

         "Exposure" shall mean, as to any Bank, the sum (without duplication) of such Bank's (a) unused Revolving Credit Commitment, if any, (b) outstanding Revolving Credit Loans, if any, (c) interest in outstanding Reimbursement Obligations, if any, (d) participation in outstanding L/Cs, if any, (e) outstanding Swingline Loans, if any, (f) participation in outstanding Swingline Loans, if any, and (g) outstanding principal amount, if any, of its Term Loan.

         "Fed Funds Rate" shall have the meaning specified in Section 1.3(a) hereof.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Harris" shall have the meaning specified in the first paragraph of this Agreement.

         "Hungnong" shall mean Hungnong Seed Co., Ltd., a corporation organized under the laws of Korea.

         "Initial Debt Ratio" shall mean the ratio, calculated after giving effect to the completion of the Transaction and the making of the initial Loans hereunder, of the aggregate outstanding principal amount of all Debt of Seminis and its Subsidiaries (determined on a consolidated basis) as of such date to EBITDA of Seminis and its Subsidiaries (determined on a consolidated basis) for the twelve consecutive months ended on March 31, 1999.

         "Intellectual Property Security Agreement" shall mean the Security Agreement Re: Intellectual Property substantially in the form of Exhibit K among the Domestic Borrowers and the Administrative Agent, as the same may be supplemented and amended from time to time.

         "Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) EBITDA of Seminis and its Subsidiaries for the twelve consecutive months ended on such date, to (b) the Interest Expense of Seminis and its Subsidiaries for the same period.

         "Interest Expense" shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, and all amortization of debt discount and expense) of Seminis and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied; provided, that solely for purposes of determining compliance with the Interest Coverage Ratio requirement contained in Section 7.23 hereof as of any date of determination occurring during the period from the Transaction Date through the date one year thereafter, Interest Expense shall mean an amount equal to (a) the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense) of Seminis and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, for the period from the Transaction Date through such date of determination multiplied by (b) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period.

         "Interest Period" shall mean (a) with respect to any LIBOR Portion, the period used for the computation of interest commencing on the date the relevant LIBOR Portion is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter as selected by Seminis in its notice as provided herein, and (b) with respect to any Swingline Loan, the period used for the computation of interest commencing on the date the relevant Swingline Loan is made and concluding 1 to 7 days thereafter as selected by Seminis in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period applicable to any Revolving Credit Loan or Swingline Loan may extend beyond the Termination Date and no Interest period applicable to any Term Loan may extend beyond the final maturity date thereof; and

                 (iii) the interest rate to be applicable to each LIBOR Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement entered into pursuant to Section 7.23 of this Agreement.

         "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower now has or hereafter acquires any right.

         "IPO" shall mean the initial public offering of Seminis' common stock pursuant to the Registration Statement.

         "Lending Office" shall mean the branch, office or affiliate specified on the appropriate signature page hereof for each type of Loan.

         "L/C" shall have the meaning set forth in Section 1.1(a) hereof.

         "L/C Agreement" shall have the meaning set forth in Section 1.4(a) hereof.

         "L/C Administrative Fee" shall have the meaning specified in Section 1.4(a) hereof.

         "L/C Issuance Fee" shall have the meaning specified in Section 1.4(a) hereof.

         "L/C Participation Fee" shall have the meaning specified in Section 1.4(a) hereof.

         "LIBOR Index Rate" shall mean, for any Interest Period applicable to a LIBOR Portion, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

         "LIBOR Rate" shall mean for each Interest Period applicable to a LIBOR Portion, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Portion scheduled to be made by the Administrative Agent during such Interest Period.

         "Loan" shall mean a Revolving Credit Loan, a Swingline Loan or a Term Loan, and "Loans" shall mean any two or more of the foregoing.

         "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the L/C Agreements, the Notes and, if applicable, the Security Documents.

         "Material Subsidiary" shall mean any Subsidiary that accounts for more than 2.5% of Seminis' annual revenues for the most recently completed calendar year or 2.5% of Seminis' Total Assets as shown on Seminis' most recent audited financial statement at the time of determination; provided that for purposes only of Sections 8.1(h) and (i) hereof the term

"Material Subsidiary" shall mean any one or more Subsidiaries that individually or in the aggregate account for more than $5,000,000 of annual revenues or whose total assets are greater than $5,000,000.

         "Net Income" means, with reference to any period, the net income (or net loss) of Seminis and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

         "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of Seminis and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Non-Borrowing Subsidiary" shall mean any Subsidiary except SVS and SVS Holland.

         "Note" shall mean a Revolving Credit Note or a Term Credit Note, and "Notes" shall mean any two or more of the foregoing.

         "Offered Rate" shall have the meaning specified in Section 1.1(b)(v) hereof.

         "Oxnard Facilities" shall mean corporate and operating facilities of Seminis in Oxnard, California.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Peto International" shall mean Petoseed International, Inc., a California corporation.

         "Peto Notarial Deed of Pledge" shall mean the Notarial Deed of Pledge substantially in the form of Exhibit M from SVS Europe to the Administrative Agent.

         "Plan" shall mean any employee benefit plan covering any officers or employees of any Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

         "Pledgor" shall mean Peto International and SVS Europe.

         "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

          "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

         "Registration Statement" shall mean the Amended Form S-1 Registration Statement dated _________, 1999, filed by Seminis with the Securities and Exchange Commission on April 28, 1999.

         "Reimbursement Obligations" has the meaning specified in Section 1.5 hereof.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by a Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Rentals shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

         "Required Banks" shall mean any Bank or Banks which in the aggregate hold at least 66 2/3% of the Total Exposure.

         "Required Revolving Credit Lenders" shall mean Revolving Credit Lenders with Commitment Percentages aggregating at least 66-2/3%.

         "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Portions shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Restricted Group" shall mean (a) the Borrowers, (b) all Subsidiaries of SVS and SVS Holland, and (c) all Subsidiaries of Seminis, other than SVS, SVS Holland and their respective Subsidiaries, so long as, if the Security Documents are in effect, such Subsidiary's stock or other equity interests (i) have been pledged to the Administrative Agent for the benefit of the Banks pursuant to security documents containing substantially the same terms and conditions as the Security Agreement and otherwise satisfactory in form and substance to the Administrative Agent and (ii) are not subject to any other security interest, lien or encumbrances of any nature whatsoever.

         "Revolving Credit" shall have the meaning specified in the first paragraph of this

Agreement.

         "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(a) hereof.

         "Revolving Credit Lenders" shall mean, as of any time, those Banks which then have a Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated or expired, those Banks holding outstanding Revolving Credit Loans, outstanding Reimbursement Obligations, and participations in outstanding L/Cs.

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

         "Revolving Credit Note" or "Revolving Credit Notes" shall have the meanings specified in Section 1.1(a) hereof.

         "Savia" shall mean Savia, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

         "Savia Advances" shall mean an unsecured loan made by Savia to the Borrowers or either of them in the principal amount of $20,000,000.

         "Security Agreement" shall mean the Security Agreement Re: Stock substantially in the form of Exhibit J among the Domestic Borrowers and the Administrative Agent, as the same may be supplemented and amended from time to time.

         "Security Documents" shall mean the Security Agreement, the Intellectual Property Security Agreement, the Peto Notarial Deed of Pledge, the SVS Notarial Deed of Pledge, all stock powers delivered in connection therewith, all acknowledgements and other instruments and documents received pursuant to any of the foregoing and all financing statements filed in connection therewith.

         "Subsidiary" shall mean, for any Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Borrower or by one or more of its Subsidiaries.

         "SVS Europe" shall mean SVS Europe B.V., a private company with limited liability organized under the laws of The Netherlands formerly known as Peto Europe B.V.

         "SVS Notarial Deed of Pledge" shall mean a Notarial Deed of Pledge substantially in the form of Exhibit L from SVS and Peto International to the Administrative Agent.

         "Syndication Agent" shall have the meaning specified in the first paragraph of this Agreement.

         "Swingline" shall have the meaning specified in the first paragraph hereof.

         "Swingline Loan" shall have the meaning specified in Section 1.1(b)(i) hereof.

         "Telerate Page 3750" shall mean the display page designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Term Credit" shall have the meaning specified in the first paragraph hereof.

         "Term Credit Commitment" and "Term Credit Commitments" shall have the meanings specified in Section 1.2(a) hereof.

         "Term Credit Lenders" shall mean the holders of the Term Credit Notes.

         "Term Credit Note" and "Term Credit Notes" shall have the meanings specified in Section 1.2(a) hereof.

         "Term Loan" shall have the meaning specified in section 1.2(a) hereof.

         "Termination Date" shall have the meaning set forth in Section 1.1 hereof.

         "Total Assets" shall mean the total assets of Seminis and its Subsidiaries, determined in accordance with general accepted accounting principles, consistently applied.

         "Total Exposure" shall mean the aggregate Exposure for all Banks.

         "Transaction" shall mean, collectively, (a) the payment in full of the Borrowers' indebtedness, obligations and liabilities under the Existing Agreement and (b)the repayment in full of the Savia Advances and accrued interest thereon and the redemption or other retirement of Seminis' preferred stock for an aggregate cash consideration of not less than $40,000,000 or not more than $42,000,000.

         "Transaction Date" shall mean the date on which the Transaction is completed.

         "Year 2000 Problem" shall mean any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of Seminis or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         "Young IL" shall mean Young IL Chemical Co., Ltd., a corporation organized under the laws of the Republic of Korea.

         Section 4.2. Accounting Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such terms in accordance with generally accepted accounting principles in effect on the date of this Agreement, consistently applied, consistent with those used in the preparation of the audit report of Seminis referred to in
Section 5.2 hereof. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with such generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement, provided, that the financial statements required to be delivered pursuant to Section 7.4 hereof shall be prepared in accordance with generally accepted accounting principles as in effect from time to time.

SECTION 5.           REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants to the Banks as follows:

         Section 5.1. Organization and Qualification. Each Borrower is duly organized and validly existing under the laws of its respective state of incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying and in which the failure to be so licensed or qualified would have a material adverse effect on the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Notes in evidence thereof, to encumber its assets as collateral security for its indebtedness, obligations and liabilities under the Loan Documents, and to perform each and all of the matters and things herein and therein provided for. Each Domestic Borrower is in good standing under the laws of its respective state of incorporation.

         Section 5.2. Financial Reports. The Borrowers have heretofore delivered to each Bank a copy of the annual audit report as of September 30, 1998 and the accompanying consolidated financial statements of Seminis and its consolidated Subsidiaries, the unaudited financial statement as of and for the six-month period ended March 31, 1999, of Seminis and its Subsidiaries and the Registration Statement. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes from such unaudited statements) and fairly reflect the consolidated financial position of Seminis and its consolidated Subsidiaries as of the dates thereof (subject to year-end adjustments in the case of the unaudited statements), and the results of its operations for the periods covered thereby. Seminis and its consolidated Subsidiaries have no known contingent liabilities that are required to be disclosed on such financial statements other than as indicated on said financial statements. Since the date of the Registration Statement there has been no material adverse change in the financial condition or results of operations, or with respects to the Properties, of Seminis and its Subsidiaries taken as a whole, except those disclosed in writing to the Banks prior to the date of this Agreement.

         Section 5.3. Litigation; Tax Returns; Approvals. There is no litigation, labor controversy or governmental proceeding pending, nor to the knowledge of any Borrower threatened, against such Borrower or any Subsidiary which could reasonably be expected to result in any material adverse change in the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole. All United States federal and material state and local income tax returns for each Borrower and its Subsidiaries required to be filed have been filed on a timely basis (taking into account any extension of time within which to file), and all amounts required to be paid as shown by said returns have been paid, except for amounts that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles consistently applied. There are no material claims for taxes being asserted against any Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by any Borrower of the Loan Documents to which it is a party, other than the filling of financing statements to perfect the security interests granted under the security Documents that may be perfected by the filing of financing statements and the filings with the United States Patent and Trademark Office required to perfect the security interests granted pursuant to the Intellectual Property Security Agreement.

         Section 5.4. Regulation U. Neither any Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

         Section 5.5. No Default. No Potential Default or Event of Default is existing under this Agreement.

         Section 5.6. ERISA. The Borrowers and their Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither any Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan other than a "standard termination" meeting the requirements of Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which is reasonably likely to result in the incurrence by any Borrower or any Subsidiary of any fine, penalty or liability (other than the liability for making contributions when due to such Plan in accordance with Section 302 of ERISA) which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole. Neither any Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit, other than liability for continuation coverage described in Part 6 of Title I of ERISA that could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole, except as disclosed in writing to the Banks prior to the date hereof.

         Section 5.7. Subsidiaries and Affiliates. Each Material Subsidiary is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification and in which the failure to be so qualified would have a material adverse effect on the financial condition or results of operations of such Subsidiary. All of Seminis' Subsidiaries on the date of this Agreement, Seminis' percentage ownership therein and their respective jurisdiction of organization are listed on Schedule 5.7.

         Section 5.8. Accurate Information. No information, exhibit or report furnished by any Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The financial projections furnished by the Borrowers to the Banks are based on assumptions regarding the future results of operations and financial position of the Borrowers and their Subsidiaries that Seminis' management believe are reasonable as of the date of this Agreement.

         Section 5.9. Enforceability. This Agreement is and the other Loan Documents to which each Borrower is a party are the legal, valid and binding agreement of such Borrower, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

        Section 5.10. Restrictive Agreements. No Borrower is a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects or, insofar as any Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole, or would in any respect materially and adversely affect such Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or any Agent's rights under the Loan Documents to which any Borrower is a party.

        Section 5.11. No Violation of Law. Neither any Borrower nor any Subsidiary is in violation of any law (including Environmental Laws), statute, regulation, ordinance, judgment, order or decree applicable to it which violation could reasonably be expected to materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole.

        Section 5.12. No Default Under Other Agreements. Neither any Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default could reasonably be expected to materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole.

        Section 5.13. Status Under Certain Laws. Neither any Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 5.14. Year 2000 Compliance. Seminis has conducted a comprehensive review and assessment of the computer applications of Seminis and its Subsidiaries and has made inquiry of their material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, Seminis believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of Seminis and its Subsidiaries taken on a consolidated basis.

        Section 5.15. Indebtedness to Savia. The Savia Advances, together with accrued interest thereon, are the only indebtedness, obligations and liabilities owed by Seminis and its Subsidiaries to Savia.

SECTION 6.           CONDITIONS PRECEDENT.

         The obligation of the Banks to make any Loan or accept any L/C pursuant hereto shall be subject to the following conditions precedent:

         Section 6.1. Initial Extension of Credit. Prior to the initial Loan or L/C hereunder:

                   (a) the Borrowers shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

                           (i) the Notes;

                           (ii) evidence of insurance required by Section 7.3
                  hereof;

                          (iii) copies of the Articles of Incorporation, and all
                  amendments thereto, of each Domestic Borrower, certified by the Secretary of State of its state of incorporation not earlier than June 10, 1999;

                           (iv) copies of the Articles of Association of SVS
                  Holland, certified as true, correct and complete on the date hereof by a Managing Director of SVS

                  Holland;

                            (v) copies of the ByLaws, and all amendments
                  thereto, of each Domestic Borrower, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of each Domestic Borrower;

                           (vi) good standing certificates for each Domestic
                  Borrower issued by the Secretary of State of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation, dated no earlier than June 10, 1999;

                          (vii) copies, certified as true, correct and complete
                  by the Secretary or Assistant Secretary of each Domestic Borrower and a Managing Director of SVS Holland, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of each Domestic Borrower and the Managing Director of SVS Holland, respectively, and satisfactory in form and substance to all of the Banks;

                         (viii) a pay-off letter from the Existing Banks under
                  the Existing Agreement in form and substance satisfactory to the Administrative Agent and such other evidence that all of the Borrowers' indebtedness thereunder has been fully paid as the Administrative Agent may require; and

                           (ix) an incumbency and signature certificate for each
                  Borrower satisfactory in form and substance to all of the Banks;

                   (b) if Seminis' Initial Debt Ratio on the date the initial Loan is requested hereunder is equal to or greater than 3.5 to 1, the Borrowers shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the
         Banks:

                            (i) the Security Agreement and Intellectual Property
                  Security Agreement in form and substance satisfactory to the Banks, together with appropriate forms of financing statements to perfect the security interests of the Administrative Agent provided for by such Security Agreement and Intellectual Property Security Agreement;

                           (ii) stock certificates representing 100% of the
                  issued and outstanding capital stock of SVS, together with blank stock powers therefor;

                          (iii) an incumbency and signature certificate for each
                  Domestic Borrower satisfactory in form and substance to all of the Banks;

                           (iv) All liens and security interests under the
                  Security Agreement and Intellectual Property Security Agreement shall have been duly perfected in a manner satisfactory to the Administrative Agent and its counsel;

                            (v) The Administrative Agent shall have received
                  evidence satisfactory to it that its security interests in the Collateral pursuant to the Security Agreement and the Intellectual Property Security Agreement is prior to all liens, security interests and encumbrances thereon, other than liens permitted by Sections 7.9 (a), (e), (f) and (j) hereof; and

                           (vi) legal matters incident to the execution and
                  delivery of the Security Agreement and Intellectual Property Security Agreement shall be satisfactory to each of the Banks and their legal counsel; and the Administrative Agent shall have received the favorable written opinion of Milbank, Tweed, Hadley & McCloy, L.L.P., counsel for the Domestic Borrowers, substantially in the form of Exhibit N in substance satisfactory to each of the Banks and their respective legal counsel;

                   (c) Concurrently with the making of the initial Loans hereunder Seminis shall (i) complete the Transaction and (ii) receive net proceeds of its IPO in an amount not less than $232,000,000;

                   (d) The Banks shall have received copies of the Registration Statement, the audited financial statements of Seminis and its Subsidiaries for the fiscal year ended September 30, 1998, the unaudited financial statements of Seminis and its Subsidiaries for the three-month period ended December 31, 1998 and the six-month period ended March 31, 1999, a pro forma balance sheet of Seminis and its Subsidiaries as of the Transaction Date after giving effect to the Transaction and projections of Seminis' financial performance for each of the five fiscal years commencing with the fiscal year ending September 30, 1999;

                   (e) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents contemplated hereby shall be satisfactory to each of the Banks and their legal counsel; and the Administrative Agent shall have received the favorable written opinion of Milbank, Tweed, Hadley & McCloy, L.L.P., counsel for Peto International and the Domestic Borrowers, substantially in the form of Exhibit E, and the favorable written opinion of Stibbe Simont Monahan Duhot, counsel to SVS Holland and SVS Europe, substantially in the form of Exhibit F, and the favorable written opinion of Chapman and Cutler, special counsel to the Administrative Agent, substantially in the form of Exhibit G, each in substance satisfactory to each of the Banks and their respective legal counsel;

                   (f) The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent any Bank or its respective legal counsel requests; and

                   (g) the Agents shall have received all fees payable to them in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

         Section 6.2. Each Extension of Credit. As of the time of the making of each Loan and the acceptance of each L/C hereunder (including the initial Loan and L/C):

                   (a) each of the representations and warranties set forth in
         Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section
         7.4 hereof; and

                  (b) no Potential Default or Event of Default shall have occurred and be continuing;

and the request by any Borrower for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

SECTION 7.           COVENANTS.

         It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C except to the extent compliance in any case or cases is waived in writing by the Required Banks:

         Section 7.1. Maintenance of Property. Each Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto, except where the failure to do so would not have a material adverse effect on the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole; provided, however, that nothing in this Section shall prevent the Borrowers or any Subsidiary from discontinuing the operating and maintenance of any of its Properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

         Section 7.2. Taxes. Each Borrower will, and will cause each Subsidiary to, duly pay and discharge all material taxes, rates, assessments, fees and governmental charges upon or against such Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings.

         Section 7.3. Maintenance of Insurance. Each Borrower will, and will cause each Material Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which such Borrower or such Material Subsidiary operates. Each Borrower shall provide the Administrative Agent with copies of all insurance policies maintained by it upon the Administrative Agent's request.

         Section 7.4. Financial Reports. Each Borrower will, and will cause each Material

Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of such Borrower and its Material Subsidiaries as may be reasonably requested and, without any request, Seminis will furnish each Bank:

                   (a) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of Seminis a copy of consolidated balance sheets, income statements and cash flow statements for Seminis and its consolidated Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by Seminis and certified by the chief financial officer of Seminis;

                   (b) as soon as available, and in any event within 90 days after the close of each fiscal year of Seminis, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets, change in stockholder equity, statements of income and statements of cash flow for Seminis and its consolidated Subsidiaries showing in comparative form the figures for the previous fiscal year of Seminis and its consolidated Subsidiaries, all in reasonable detail, prepared and certified by Price Waterhouse LLP or any of the other independent public accountants of nationally recognized standing commonly known as the "Big Five" accounting firms selected by Seminis;

                   (c) no later than 45 days after the last day of each fiscal quarter of Seminis, a Compliance Certificate in the form of Exhibit D attached hereto, prepared and signed by the chief financial officer of Seminis;

                   (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Seminis shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of Seminis' form 10K annual report, its form 10Q quarterly report to the Securities and Exchange Commission and any Form 8K filed by Seminis with the Securities and Exchange Commission; and

                   (e) promptly upon the mailing thereof to the shareholders of Seminis generally, copies of all financial statements, reports and proxy statements so mailed.

         Section 7.5. Inspection. Each Borrower shall, and shall cause each Subsidiary to, permit each of the Banks, by their representatives and agents, to inspect any of the Properties, corporate books and financial records of such Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of each Borrower and their Subsidiaries and to discuss the affairs, finances and accounts of each Borrower and their Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Required Banks may request. The Borrowers shall pay the reasonable costs and expenses of the Administrative Agent in connection with any audit or inspection of the Borrowers' and their Subsidiaries' books and records.

         Section 7.6. Consolidation and Merger. Each Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property of any other Person (for purposes of this Section 7.6, each of such transactions, a "merger"; and the verb "to merge" shall have meanings correlative thereto), except that

                (a)(i) any Subsidiary may merge with and into any Borrower or any other Subsidiary, and (ii) any Borrower may merger with and into any other Borrower or any Subsidiary; and;

                   (b) any other Person (except Seminis) may merge with and into any Borrower or any Subsidiary so long as:

                            (i) the surviving entity shall be either a Borrower
                  or a Subsidiary, provided that if the Security Documents are in effect and the surviving entity is a Subsidiary of Seminis but not of SVS or SVS Holland, Seminis shall pledge the Administrative Agent to the benefit of the Banks all (or 65%, if such Subsidiary is a Foreign Subsidiary) of the capital stock or other equity interest of such Subsidiary owned by Seminis pursuant to security documents containing substantially the same terms and conditions as the Security Agreement and otherwise satisfactory in form and substance to the Administrative Agent and subject to no other security interest, liens or encumbrances of any nature whatsoever;

                           (ii) the Person merging with or into a Borrower or a
                  Subsidiary shall be substantially in the same or a related line of business as the Borrowers and their Subsidiaries or businesses reasonably related thereto;

                          (iii) no Potential Default or Event of Default shall
                  exist before or after giving effect to such merger and Seminis shall deliver to the Banks pro forma calculations, certified by the chief financial officer of Seminis, showing that after giving effect to such merger Seminis would have been in compliance with the covenants contained in Sections 7.20, 7.21 and 7.22 hereof during the four consecutive fiscal quarters preceding such merger and that Seminis will be in compliance with such covenants during the four consecutive fiscal quarters following such merger; and

                           (iv) the aggregate consideration (including the
                  aggregate principal amount of any Debt assumed or incurred in connection therewith but excluding the fair market value or the net cash proceeds from the sale of any capital stock of any Borrower or any Subsidiary issued or sold in connection therewith) paid in connection with all such mergers and all investments and acquisitions permitted by Section 7.10(c) hereof in any fiscal year shall not exceed an amount equal to 30% of Seminis' Net Worth as shown on Seminis' audited financial statements for the immediately preceding fiscal year.

         Section 7.7. Transactions with Affiliates. Except as expressly permitted by this Agreement, each Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of such Borrower except (a) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower; provided however that the foregoing shall not prevent (a) any transactions between any member of the Restricted Group and any other member of the Restricted Group, in each case on any terms mutually acceptable to them, and
(b) the Transaction.

         Section 7.8. Borrowings and Guaranties. Each Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

                   (a) indebtedness of the Borrowers arising under or pursuant to this Agreement or the other Loan Documents;

                   (b) the liability of the Borrowers and their Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

                   (c) indebtedness of the Borrowers and their Subsidiaries existing on the date hereof and disclosed on Schedule 7.8 hereof and any refinancings thereof which do not increase the principal amount thereof;

                   (d) indebtedness of any member of the Restricted Group to any other member of the Restricted Group;

                   (e) Debt arising out of any currency or commodity hedging transactions entered into in the ordinary course of business;

                   (f) Debt of any entity acquired by the Borrowers or their Subsidiaries that was outstanding at the time of such acquisition, provided such Debt was not incurred in connection with or in contemplation of such acquisition;

                   (g) any other Debt of Seminis' Subsidiaries so long as the aggregate principal amount of all such Debt together with the aggregate amount of all principal components of all Capitalized Lease Obligations of Seminis and its Subsidiaries, shall not exceed an amount equal to 10% of the Total Assets of Seminis and its Subsidiaries as shown on Seminis' most recent audited financial statements at the time of the incurrence of such Debt or Capitalized Lease Obligation; and

                   (h) additional Debt of Seminis so long as both before and after the incurrence thereof Seminis shall be in compliance with
         Section 7.20, 7.21 and 7.22 of this Agreement.

         Section 7.9. Liens. Each Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by such Borrower or any Subsidiary, other than:

                   (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which a Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

                   (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of any Borrower or a Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

                   (c) liens, pledges, mortgages, security interests or other charges existing on the date hereof and disclosed on Schedule 7.9 hereto;

                   (d) liens, pledges, mortgages, security interests and other encumbrances on Property which secure only indebtedness incurred to finance the acquisition of such Property (but only to the extent of the fair market value of such Property);

                   (e) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles consistently applied;

                   (f) liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's, grower's lien and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (g) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrowers and their Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrowers and their Subsidiaries;

                   (h) liens on Property existing at the time of its acquisition by a Borrower or a Subsidiary, provided that any such liens shall not encumber any other Property of any Borrower or Subsidiary;

                   (i) liens on Property of a corporation existing at the time such corporation is purchased by, merged into or consolidated with any Borrower or Subsidiary or at the time of a sale, lease or other disposition of such Property of a corporation or firm as an entirety or substantially as an entirety to any Borrower or Subsidiary, provided that any such liens shall not encumber any other Property of any Borrower or any Subsidiary;

                   (j) liens and security interests in favor of the Administrative Agent;

                   (k) liens and security interests in favor of the holders of liens otherwise permitted hereby in all supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Borrower or Subsidiary to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

                   (l) liens and security interests not otherwise permitted hereby, provided that such liens and security interests do not attach the Collateral, any stock (or other equity interests) of any Subsidiary of any of the Borrowers or any of the Domestic Borrowers' current assets and that the aggregate amount of all liabilities secured thereby shall not exceed an amount equal to 10% of the Total Assets of Seminis and its Subsidiaries as shown on Seminis' most recent audited financial statements at the time of the granting of such lien or security interest; and

                   (m) any lien and security interests replacing any of the foregoing.

        Section 7.10. Investments, Loans, Advances and Acquisitions. Each Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

                   (a) investments shown on the financial statements referred to in Section 5.2 in existing Subsidiaries listed on Schedule 5.7 and Affiliates;

                   (b) loans and advances from any member of the Restricted Group to any other member of the Restricted Group;

                   (c) investments in and acquisitions (other than by merger or consolidation) of the Property or business or stock or other equity interests of any Person, provided that the aggregate consideration (including the aggregate principal amount of any Debt assumed or incurred in connection therewith but excluding the fair market value or the net cash proceeds from the sale of any capital stock of any Borrower or any Subsidiary issued or sold in connection therewith) paid in connection with all such investments and acquisitions and all mergers permitted by Section 7.6(b) hereof shall not exceed in any fiscal year an amount equal to 30% of Seminis' Net Worth as shown on Seminis' audited financial statements for the immediately preceding fiscal year, and provided further, that in the case of an acquisition of all or substantially all of the Property or business of any Person or a controlling portion of the stock or other equity interests of any other Person:

                            (i) such Person shall be substantially in the same
                  or a related line of business as the Borrowers and their Subsidiaries or businesses reasonably related thereto;

                           (ii) no Potential Default or Event of Default shall
                  exist before or after giving effect to such acquisition and Seminis shall deliver to the Banks pro forma calculations, certified by the chief financial officer of Seminis, showing that after giving effect to such acquisition Seminis would have been in compliance with the covenants contained in Sections 7.20, 7.21 and 7.22 hereof during the four consecutive fiscal quarters preceding such acquisition and that Seminis will be in compliance with such covenants during the four consecutive fiscal quarters following such acquisition; and

                          (iii) if such entity is a Subsidiary of Seminis but
                  not of SVS or SVS Holland and the Security Documents are in effect, Seminis shall pledge the Administrative Agent to the benefit of the Banks all (or 65%, if such Subsidiary is a Foreign Subsidiary) of the capital stock or other equity interest of such Subsidiary owned by Seminis pursuant to security documents containing substantially the same terms and conditions as the Security Agreement and otherwise satisfactory in form and substance to the Administrative Agent and subject to no other security interest, liens or encumbrances of any nature whatsoever;

                   (d) investments in currency and commodity hedging transactions made in the ordinary course of business;

                   (e) investments in certificates of deposit having a maturity of one year or less issued by any Bank or any United States commercial bank having capital and surplus of not less than $500,000,000, and investments in Eurodollar deposits with branches or offices located outside of the United States of any of the Banks;

                   (f) investments in commercial paper rated P1, or the equivalent thereof, by Moody's Investors Service, Inc. or A1, or the equivalent thereof, by Standard & Poor's maturing within 270 days of the date of issuance thereof;

                   (g) marketable obligations for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereof; provided that such obligations have a final maturity of no more than one year from the date acquired;

                   (h) repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsection (g), provided that the Borrower or Subsidiary, as the case may be, which is a party to such arrangement shall hold (individually or through an agent) all securities relating thereto during the entire term of each such arrangement; and

                   (i) investments in guaranties permitted by this Agreement.

        Section 7.11. Sale of Property. The Borrowers will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a material part of their Property to any other Person during any fiscal year; provided, however, that each Borrower and their Subsidiaries may make:

                   (a) sales and other dispositions of Inventory in the ordinary course of business;

                   (b) sales or leases of machinery and equipment that is obsolete, unusable or not needed for such Borrower's or Subsidiary's operations in the ordinary course of its business;

                   (c) dispositions permitted by Sections 4 and 6(b) of the Intellectual Property Security Agreement;

                   (d) notwithstanding any provision of this Agreement to the contrary, Hungnong and Choong Ang may sell [CERTAIN NON-OPERATING ASSETS];

                   (e) transfers from any member of the Restricted Group to any other member of the Restricted Group; and

                   (f) any other sales and dispositions of Property other than the Collateral, provided that, (i) the consideration received by a Borrower or a Subsidiary for such sale or disposition shall not be less than the fair market value of such Property as determined in good faith by the Board of Directors of such Person, and (ii) the net proceeds of such sales and dispositions are invested in the businesses of the Borrowers and their Subsidiaries or businesses reasonably related thereto, including the repayment or retirement of Debt of any Borrower or any of its Subsidiaries, within 180 days of their receipt by a Borrower or any Subsidiary.

         For purposes of this Section, "material part" shall mean Property having an aggregate fair market value (as determined in good faith by such Borrower's or Subsidiary's board of directors) in excess of an amount equal to 5% of the Total Assets of Seminis and its Subsidiaries as shown on Seminis' most recent audited financial statements.

        Section 7.12. Notice of Suit or Adverse Change in Business or Default. Each Borrower shall, as soon as possible, and in any event within five (5) days after such Borrower learns of the following, give written notice to the Banks of
(a) any proceeding(s) being instituted or threatened to be instituted by or against any Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole, (b) any material adverse change in the financial condition or results of operations of Seminis and its Subsidiaries taken as a whole, and (c) the occurrence of any Potential Default or Event of Default.

        Section 7.13. ERISA. Each Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property which together with all such other liens existing at the time on its Property and that of the other Borrowers and Subsidiaries secure such obligations and liabilities in an aggregate amount in excess of $5,000,000, and will promptly notify the Administrative Agent of
(a) the occurrence of any reportable event (as defined in ERISA) for which the notice requirement has not been waived by the PBGC and which is reasonably likely to result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan, other than a "standard termination" meeting the requirements of Section 4041(b) of ERISA. Each Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

        Section 7.14. Use of Proceeds. The Borrowers shall use the proceeds of the Loans and the IPO solely to finance in part the Transaction and for general corporate purposes.

        Section 7.15. Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on the financial condition or the results of operations of Seminis and its Subsidiaries taken as a whole.

        Section 7.16. Maintenance of Existence. Each Borrower shall, and shall cause each Material Subsidiary to, maintain its corporate existence except for
(a) mergers permitted by Section 7.6 hereof, and (b) the dissolution of any Non-Borrowing Subsidiary.

        Section 7.17. Leases. Each Borrower will not, and will not permit any Subsidiary to, enter into any rental agreement or lease as lessee of real or personal property, which is not a Capitalized Lease, if the aggregate of Rentals payable under all such rental agreements or leases would exceed $20,000,000 in any fiscal year of Seminis.

        Section 7.18. Capital Expenditures. Each Borrower will not, and will not permit any Subsidiary to, expend for Capital Expenditures, net of (x) the amount of proceeds of the sale of capital assets of such Borrower and its Subsidiaries and (y) Capital Expenditures incurred in such fiscal year in connection with the acquisition and construction of the Oxnard Facilities in an aggregate of up to $30,000,000 during the term of this Agreement, in any fiscal year in an amount in excess of $40,000,000 in any fiscal year of Seminis, provided, that any portion of any such amount which is not expended in the fiscal year for which it is permitted above, but not to exceed $10,000,000 for any fiscal year, may be carried over and added to the amount which is to be available for expenditure by Seminis and its Subsidiaries in the next following year.

        Section 7.19. Year 2000 Assessment. Seminis shall take all actions necessary and commit adequate resources to assure that its computerbased and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of Seminis and its Subsidiaries taken on a consolidated basis. At the request of the Administrative Agent, Seminis will provide the Administrative Agent with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of Seminis and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of Seminis and its Subsidiaries taken on a consolidated basis.

        Section 7.20. Minimum Interest Coverage Ratio. Seminis shall maintain an Interest Coverage Ratio as of the last day of each fiscal quarter of Seminis of not less than the ratio specified for such date below:


                                              INTEREST COVERAGE RATIO SHALL NOT BE LESS
           FISCAL QUARTER ENDING                                THAN
               June 30, 1999                                  3.00 to 1
            September 30, 1999                                3.00 to 1
             December 31, 1999                                3.00 to 1
              March 31, 2000                                  3.00 to 1
               June 30, 2000                                  3.50 to 1
            September 30, 2000                                3.50 to 1
             December 31, 2000                                3.50 to 1
              March 31, 2001                                  3.50 to 1
       June 30, 2001 and thereafter                           4.00 to 1

        Section 7.21. Minimum Net Worth. Seminis shall maintain at all times Net Worth in an amount not less than:

                  (a) from the date of this Agreement through September 30, 1999, an amount equal to the sum of $250,000,000 plus 80% of the net proceeds of the issuance and sale of equity securities of Seminis or any of its Subsidiaries after March 31, 1999 and on or before September 30, 1999; and

                   (b) at all times during the fiscal year of Seminis ending September 30, 2000 an amount equal to the sum of the minimum amount required by subsection
        (a) above plus 50% of the Net Income of Seminis for its fiscal year ended September 30, 1999 and 50% of the net proceeds of the issuance and sale of equity securities of Seminis or any of its Subsidiaries after September 30, 1999; and

                  (c) at all times during each fiscal year of Seminis thereafter and amount equal to the sum of the minimum amount required during the immediately preceding fiscal year plus an amount equal to 50% of the Net Income of Seminis for its immediately preceding fiscal year and 50% of the net proceeds of the issuance and sale of equity securities of Seminis or any of its Subsidiaries during such fiscal year.

        Section 7.22. Maximum Debt Ratio. Seminis shall not permit, as of the last day of any fiscal quarter, its Debt Ratio to be greater than the ratio specified for such date below:


                                                 DEBT RATIO SHALL NOT BE GREATER
           FISCAL QUARTER ENDING                                THAN
               June 30, 1999                                  4.25 to 1
            September 30, 1999                                4.00 to 1
             December 31, 1999                                4.00 to 1
              March 31, 2000                                  4.00 to 1
               June 30, 2000                                  3.50 to 1
            September 30, 2000                                3.50 to 1
             December 31, 2000                                3.50 to 1
              March 31, 2001                                  3.50 to 1
       June 30, 2001 and thereafter                           3.25 to 1

        Section 7.23. Interest Rate Protection. The Domestic Borrowers will maintain in effect at all times during the term of this Agreement one or more Interest Rate Protection Agreements with a counterparty or counterparties reasonably satisfactory to the Administrative Agent providing the Domestic Borrowers compensation against increases in interest rates on at least 50% of the aggregate Term Loans from time to time outstanding from all the Banks above a rate reasonably acceptable to the Administrative Agent.

        Section 7.24. No Restrictions on Subsidiaries. Seminis shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on (a) the ability of Seminis or any of its Subsidiaries to grant a perfected first priority security interest in the Collateral, the stock (or other equity interests) of any Subsidiary of any of the Borrowers or the Domestic Borrowers' current assets (i) to the Administrative Agent for the benefit of the Banks to secure the Borrowers' indebtedness, obligations and liabilities to the Agents and the Banks under the Loan Documents, and (ii) to any lender or lenders (or a security trustee on their behalf) who provide indebtedness used to refinance the Borrowers' indebtedness, obligations and liabilities to the Agents and the Banks under the Loan Documents, or (b) the ability of any Subsidiary of Seminis to declare and pay dividends or other distributions on its capital stock or other equity interests.

        Section 7.25. Post-Closing Items. Each Borrower agrees to do each of the things listed on Exhibit I hereto at the times specified therein.

SECTION 8.           EVENTS OF DEFAULT AND REMEDIES.

        Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

                   (a) (i) Default in the payment when due of any principal of any Note or any Reimbursement Obligation, whether at the stated maturity thereof or at any other time provided in this Agreement, (ii) default in the payment when due of any interest on any Note or Reimbursement Obligation, whether at the stated due date thereof or at any other time provided in this Agreement, and the continuation thereof for two (2) Business Days, or (iii) default in the payment when due of any other fee or other amount payable by any Borrower pursuant to this Agreement and the continuation thereof for five (5) Business Days after written notice of such default to the Borrowers by any Bank;

                   (b) Default in the observance or performance of any covenant set forth in Sections 7.4, 7.6, 7.8, 7.9(l), 7.10, 7.11, 7.16, 7.17,
         7.18, 7.20, 7.21, 7.22, 7.23 or 7.24, hereof or of any provision of any of the Security Documents requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

                   (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrowers by any Bank;

                   (d) Default shall occur under any evidence of Debt in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by any Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

                   (e) Any representation or warranty made by any Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

                   (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against any Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

                   (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any Borrower by any Bank; or any such Plan shall be terminated other than a "standard termination" meeting the requirements of Section 4041(b) of ERISA; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan; provided, however, that no event or condition described in this Section 8.1(g) shall constitute an Event of Default if it, together with all other such events and conditions at the time existing, has not subjected and is not reasonably likely to subject any Borrower or any Subsidiary to any liability that exceeds $10,000,000 in the aggregate;

                   (h) Any Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its Property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof;

                   (i) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for any Borrower, any Material Subsidiary or any substantial part of its respective Property, or a proceeding described in Section 8.1(h)(v) shall be instituted against any Borrower or any Material Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 45 days;

                   (j) Pulsar Internacional, S.A. de C.V., together with its Affiliates, shall at any time and for any reason cease, directly or indirectly, to (i) have and exercise, or to have the unrestricted right to exercise, voting power for the election of at least a majority of the board of directors of Seminis or to direct the management of the business and operations of Seminis or (ii) control sufficient shares of the capital stock of Seminis entitled to vote for the election of directors of Seminis to elect at least a majority of Seminis' board of directors;

                   (k) Any Domestic Borrower or Pledgor repudiates, disavows or purports to terminate its obligations under any of the Security Documents, or any of the Security

         Documents shall not be, or shall cease to be, for any reason, other than the application of Section 1.8(b) hereof, valid and binding upon the Domestic Borrower or Pledgor that is a party thereto, or any security interest granted pursuant to any of the Security Documents shall not be, or shall cease to be, perfected and prior to all other security interests in the Collateral subject thereto or any part thereof except liens and security interests permitted by Sections 7.9
         (a), (e), (f) and (j) hereof; or

                   (l) Savia shall directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of (i) Seminis or any of its Subsidiaries to grant a perfected first priority security interest in the Collateral, the stock (or other equity interests) of any Subsidiary of any of the Borrowers or the Domestic Borrowers' current assets (A) to the Administrative Agent for the benefit of the Banks to secure the Borrowers' indebtedness, obligations and liabilities to the Agents and the Banks under the Loan Documents, and (B) to any lender or lenders (or a security trustee on their behalf) who provide indebtedness used to refinance the Borrowers' indebtedness, obligations and liabilities to the Agents and the Banks under the Loan Documents, or (ii) the ability of any Subsidiary of Seminis to declare and pay dividends or other distributions on its capital stock or other equity interests.

         Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of
Section 8.1 hereof, has occurred and is continuing, the Administrative Agent, if directed by the Required Banks, shall give notice to the Borrowers and take any or all of the following actions: (a) terminate the remaining Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Notes and Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts or investments maintained by any Borrower with any of the Banks.

         Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Notes and Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

         Section 8.4. L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Borrowers shall immediately pay to the Administrative Agent for the benefit of the Banks the full aggregate undrawn amount of all outstanding L/Cs outstanding hereunder. The Administrative Agent shall hold all such funds and proceeds thereof as collateral security for the obligations of the Borrowers to the Banks under the Loan Documents. All such funds shall be held in an interest bearing deposit account established by the Administrative Agent. Any such funds remaining in such account after all of the Borrowers' indebtedness, obligations and liabilities to the Administrative Agent and the Banks have been paid in full, all Commitments have terminated and all L/Cs have terminated or expired without any further liability of Harris relating thereto shall be returned to the Borrowers or whoever may be legally entitled thereto.

SECTION 9.           CHANGE IN CIRCUMSTANCES REGARDING LIBOR PORTIONS.

         Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to LIBOR Portions, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to create or continue to maintain any LIBOR Portion or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrowers and to the Administrative Agent to such effect, and such Bank's obligation to create, continue or convert any such affected LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Bank to create or maintain such affected Portion. The Borrowers shall prepay the outstanding principal amount of any such affected LIBOR Portion made to them, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such LIBOR Portion outstanding; provided, however, the Borrowers may convert the LIBOR Portions into a Base Rate Portion, subject to all of the terms and conditions of this Agreement.

         Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Banks having 25% or more of the aggregate Commitments shall determine (i) that deposits in the amount of any LIBOR Portion scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, then such Banks shall promptly give telephonic or telex notice thereof to the Borrowers, the Administrative Agent and the other Banks (such notice to be confirmed in writing), and the obligation of the Banks to create, continue or convert any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Seminis shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted LIBOR Rate. Upon the giving of such notice, the affected Borrower may elect to either (i) pay or prepay, as the case may be, such affected Portion or (ii) convert the LIBOR Portions into a Base Rate Portion, subject to all terms and conditions of this Agreement.

         Section 9.3. Taxes and Increased Costs. (a) With respect to the LIBOR Portions, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted LIBOR Rate);

                  (ii) subject such Bank, any LIBOR Portion or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note except such taxes (x) as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located, and (y) any U.S. Taxes (as defined in Section 12.18(c) hereof) or Netherlands Taxes (as defined in Section 12.21(c) hereof) that are deductible or otherwise directly payable by a Borrower, which shall be governed exclusively by Section 12.18 or
         Section 12.21 hereof, as the case may be;

                 (iii) change the basis of taxation of payments of principal and interest due from any Borrower to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

                  (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion or any Note;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received by such Bank, then the Borrowers shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Borrowers may prepay any affected Loan or convert it to another type of Loan available hereunder, subject to the provisions of Sections 3.3 and 9.4 hereof.

         (b) Each Bank shall notify the Borrowers of any event occurring after the date of this Agreement entitling such Bank to compensation under Section 3.6 or Section 9.3(a) as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to
Section 3.6 or Section 9.3(a) in respect of any costs resulting from such event, only be entitled to payment under Section 3.6 or Section 9.3(a) for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Lending Office for the Loans, participations in L/Cs and Reimbursement Obligations of such Bank if such designation will avoid the need for, or reduce the amount of, compensation to which such Bank is entitled under Section 3.6 or Section 9.3(a) and will not, in the sole judgment of such Bank, be disadvantageous to such Bank.

         (c) In the event any Bank requires payment under Section 3.6 or 12.18 hereof, delivers a certificate pursuant to subsection (a) above or gives notice under Section 9.1 that it will not fund or maintain LIBOR Portions, the Borrowers may require, at their expense, such Bank to assign (in accordance with Section 12.17 hereof) all its interests, rights and obligations hereunder (including all of its Commitment, the Loans and Reimbursement Obligations at the time owing to it, and the Notes and participations in L/Cs held by it), to one or more financial institutions specified by the Borrowers (each a "Substitute Bank"), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) each Substitute Bank shall be reasonably acceptable to the Administrative Agent and (iii) the Borrowers shall have paid to the assigning Bank all monies then due to it under the Loan Documents (including pursuant to this Section 9.3 and Sections 3.6 and 12.18) with the Substitute Bank purchasing all accrued but not yet due indebtedness, obligations and liabilities of the Borrowers owed such assigning Bank.

         Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank but excluding loss of profit and, without duplication, the Applicable Margin) as a result of:

                   (i) any conversion, payment or prepayment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period; or

                  (ii) any failure by any Borrower to borrow, continue or convert any LIBOR Portion on the date specified in the notice given pursuant to Sections 1.3 or 2.6 hereof;

then, upon the demand of such Bank, the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

         (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Borrowers a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error.

         Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its LIBOR Portions hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.3 hereof.

         Section 9.6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each LIBOR Portion during each Interest Period for such LIBOR Portion through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate, for such Interest Period.

SECTION 10.          THE AGENT.

        Section 10.1. Appointment and Powers. (a) Harris is hereby appointed by the Banks as Agent under the Loan Documents, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

         (b) Bank of Montreal is hereby appointed by the Administrative Agent as Syndication Agent under the Loan Documents, and the Administrative Agent irrevocably authorizes the Syndication Agent to act as the Syndication Agent of such Bank. The Syndication Agent agrees to act as such upon the express conditions contained in this Agreement.

        Section 10.2. Powers. Each Agent shall have and may exercise such powers hereunder as are specifically delegated to such Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. No Agent shall have any implied duties to the Banks or any other Agent nor any obligation to the Banks or any other Agent to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by such Agent.

        Section 10.3. General Immunity. Neither any Agent nor any of its directors, officers, agents or employees shall be liable to the Banks, any Bank or any other Agent for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

        Section 10.4. No Responsibility for Loans, Recitals, etc. No Agent shall
(a) be responsible to the Banks or any other Agent for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (b) be responsible for any Loans hereunder, (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, or (d) determine or verify the existence, eligibility or value of any Collateral, or the correctness of any Compliance Certificate. In addition, neither any Agent nor its counsel shall be responsible to the Banks or any other Agent for the enforceability or validity of any of the Loan Documents.

        Section 10.5. Right to Indemnity. The Banks hereby indemnify each Agent for any actions taken in accordance with this Section 10, and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata in accordance with their respective Exposures against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of such Agent's gross negligence or willful misconduct.

        Section 10.6. Action upon Instructions of Banks. Each Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within such Agent's rights, duties, powers or discretion. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, each Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

        Section 10.7. Employment of Agents and Counsel. Each Agent may execute any of its duties as such Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. Each Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

        Section 10.8. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

        Section 10.9. May Treat Payee as Owner. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any
Note issued in exchange therefor.

       Section 10.10. Agent's Reimbursement. Each Bank agrees to reimburse each Agent pro rata in accordance with its Exposure for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Borrowers (a) for which such Agent is entitled to reimbursement by the Borrowers under the Loan Documents and (b) for any other reasonable expenses incurred by such Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

       Section 10.11. Rights as a Bank. With respect to its commitment, Loans made by it, L/Cs accepted and discounted by it, and the Notes issued to it, each Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrowers as if it were not an Agent.

       Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

       Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, each Agent may resign as such Agent for the Banks under this Agreement and the other Loan Documents at any time by thirty days' notice in writing to the Banks and the Borrowers. Such resignation shall take effect upon appointment of such successor. The Required Banks, with the consent of the Borrowers (unless an Event of Default shall have occurred and be continuing, in which event the Borrowers' consent shall not be required) shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by an Agent, such Agent may appoint its own successor. Resignation by an Agent shall not affect or impair the rights of such Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States or a branch of a foreign bank licensed to do business in any State of the United States, in each case having capital and surplus of not less than $500,000,000, or one of the Banks.

       Section 10.14. Duration of Agency. Each agency established by Section
10.1 hereof shall continue, and Sections 10.1 through and including this Section
10.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrowers shall have terminated or expired.

       Section 10.15. Syndication Agent. Nothing in this Agreement or the other Loan Documents shall impose any obligation on Bank of Montreal in its capacity as Syndication Agent.

SECTION 11.          THE GUARANTEES.

        Section 11.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Domestic Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Domestic Borrower hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Banks and each other holder of any of SVS Holland's obligations under the Loan Documents, the due and punctual payment of all present and future indebtedness, obligations and liabilities of SVS Holland evidenced by or arising out of the Loan

Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other obligations now or hereafter owed by SVS Holland under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by SVS Holland punctually to pay any indebtedness guaranteed hereby, each Domestic Borrower hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by SVS Holland.

        Section 11.2. Guarantee Unconditional. The obligations of each Domestic Borrower as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of SVS Holland or of any other Domestic Borrower under this Agreement or any other Loan Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                   (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, SVS Holland, any other Domestic Borrower, or any of their respective assets, or any resulting release or discharge of any obligation of SVS Holland or of any other Domestic Borrower contained in any Loan Document;

                   (d) the existence of any claim, set-off or other rights which the Domestic Borrower may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against SVS Holland, any other Domestic Borrower or any Collateral;

                   (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of SVS Holland, regardless of what obligations of SVS Holland remain unpaid,

                   (g) any invalidity or unenforceability relating to or against SVS Holland or any other Domestic Borrower for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by SVS Holland of the principal of or interest on any Note, any Reimbursement Obligations or any other amount payable by it under the Loan Documents; or

                   (h) any other act or omission to act or delay of any kind by the Agent, any

         Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Domestic Borrower under this Section 11.

        Section 11.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Domestic Borrower's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts then due and payable by SVS Holland under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by SVS Holland under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of SVS Holland or of a Domestic Borrower, or otherwise, each Domestic Borrower's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

        Section 11.4. Subrogation. No Domestic Borrower will exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until the Notes and all other amounts payable by SVS Holland under the Loan Documents shall have been paid in full and after the termination of the Commitments. If any amount shall be paid to a Domestic Borrower on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Notes and all other amounts payable by such Domestic Borrower hereunder and (y) the termination of all the Commitments, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks or be credited and applied upon SVS Holland's obligations under the Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the right to recovery against each Domestic Borrower under this Section 11 shall not exceed $1.00 less than the amount which would render such Domestic Borrower's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

        Section 11.5. Waivers. Each Domestic Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against SVS Holland, another Domestic Borrower or any other Person.

        Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by SVS Holland under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of SVS Holland, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Domestic Borrowers hereunder forthwith on demand by the Administrative Agent.

SECTION 12.          MISCELLANEOUS.

        Section 12.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrowers, the Required Banks and, if the rights or duties of an Agent are affected thereby, such Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrowers shall have obtained the consent in writing of the Required Banks and, if the rights or duties of an Agent are affected thereby, such Agent, provided, however, that:

                   (a) without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes or Reimbursement Obligations are outstanding, no such amendment or waiver shall (i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C at a time that the Borrowers would not be able to obtain a Loan or L/C hereunder or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 12.1,
         (v) change the amount or term of any of the Banks' Revolving Credit Commitments, (vi) alter, modify or amend the provisions of Section 6.1 of this Agreement, (vii) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (viii) release any Borrower from its obligations hereunder, or
         (ix) except as permitted by the Loan Documents, release any of the Collateral;

                   (b) without the consent of all of the Term Credit Lenders no such amendment or waiver shall alter, modify, waive or amend the provisions of Section 6.2 with respect to any requested Term Loan; and

                   (c) without the consent of all of the Revolving Credit Lenders no such amendment or waiver shall (i) reduce any fee payable pursuant to Section 1.4 or Section 3.1 or extend the time for payment thereof or (ii) alter, modify, waive or amend the provisions of Section
         6.2 of this Agreement with respect to any Revolving Credit Loan or L/C.

Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon each Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

        Section 12.2. Waiver of Rights. No delay or failure on the part of any Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential

Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agents, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 12.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Administrative Agent on the principal of Loans and Reimbursement Obligations hereunder, shall be distributed by the Administrative Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

        Section 12.4. Non-Business Day. If any payment of principal or interest on any Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

        Section 12.5. Documentary Taxes. The Borrowers agree to pay any documentary or similar taxes with respect to the Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        Section 12.6. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing and each request for a L/C and as long as any credit is in use or available hereunder.

        Section 12.7. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy, when actually delivered by a reputable courier service or five (5) Business Days after the date when deposited in the United States mail (registered, if to the Borrowers) addressed if to any Borrower to c/o Seminis, Inc., 2901 North Ventura Road, Suite 250, Oxnard, California 93030, Attention: Chief Financial Officer, with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 100051413, Attention: Howard Kelberg, Esquire; if to the Administrative Agent or Harris at 111 West Monroe Street, Chicago, Illinois

60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 12.7.

        Section 12.8. Costs and Expenses; Indemnity; Environmental Indemnity.
(a) Each Borrower jointly and severally agrees to pay on demand and upon receipt of supporting statements, all reasonable out-of-pocket costs and expenses of the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Agents; all reasonable out-of-pocket costs and expenses of the Agent (including attorneys' fees) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable out-of-pocket costs and expenses incurred by the Agents, the Banks and any other holder of any Note or any Reimbursement Obligation in connection with any consents or waivers hereunder or amendments hereto, and all reasonable out-of-pocket costs and expenses (including attorneys' fees and allocable costs of in-house counsel), if any, incurred by the Agents, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement, the Notes, the Security Documents and the other instruments and documents to be delivered hereunder or in liquidating the Collateral, including any of the foregoing arising in, under or related to proceeding under the United States Bankruptcy Code, provided that such joint and several liability shall not include any obligation of the other Borrower to repay Loans and Reimbursement Obligations owed by such other Borrower. Each Borrower jointly and severally agrees to indemnify and save harmless the Banks and the Agents from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agents in connection with any action, suit or proceeding brought against any Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by any Agent or any Bank hereunder or thereunder, except for
(i) such thereof as is caused by the gross negligence or willful misconduct of the party indemnified and (ii) any of the foregoing incurred in connection with or resulting or arising from (A) legal proceedings brought by any Borrower against Harris, as issuer of L/Cs hereunder, in which such Borrower ultimately prevails, (B) legal proceedings between two or more indemnified parties, and (C) legal proceedings by any indemnified party or indemnified parties against any Agent in which such Agent does not ultimately prevail. Notwithstanding anything to the contrary herein, (a) the Borrowers shall be obligated to pay only the reasonable fees and expenses of a single special counsel and any necessary single local counsel (in each case chosen by the Administrative Agent) for each jurisdiction acting on behalf of the Banks and the Agents and (b) the Borrowers shall not be liable for any waiver, release or settlement of any action, suit or proceeding entered into by any indemnified party without the Borrowers' prior written consent.

         (b) Without limiting the generality of the foregoing, the Borrowers jointly and severally unconditionally agree to forever indemnify, defend and hold harmless, each Agent and each Bank, and covenant not to sue for any claim for contribution against, the Agent or any Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by any Borrower or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with any Borrower or otherwise occurring on or with respect to its Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of any Borrower owing to any Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for (A) such thereof as is caused by the gross negligence or willful misconduct of the party indemnified and (B) any of the foregoing incurred in connection with or resulting or arising from
(I) legal proceedings brought by any Borrower against Harris, as issuer of L/Cs hereunder, in which such Borrower ultimately prevails, (II) legal proceedings between two or more indemnified parties, and (III) legal proceedings by any indemnified party or indemnified parties against any Agent in which such Agent does not ultimately prevail. Notwithstanding anything to the contrary herein,
(a) the Borrowers shall be obligated to pay only the reasonable fees and expenses of a single special counsel and any necessary single local counsel (in each case chosen by the Administrative Agent) for each jurisdiction acting on behalf of the indemnified parties and (b) the Borrowers shall not be liable for any waiver, release or settlement of any action, suit or proceeding entered into by any indemnified party without the Borrowers' prior written consent. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrowers owing to the Agents and the Banks and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification.

         (c) This indemnification shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of Agents and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and permitted assigns. The provisions of this
Section 12.8 and the protective provisions of Section 9.4 hereof shall survive payment of the Notes and Reimbursement Obligations and the termination of the Banks' Commitments hereunder.

        Section 12.9. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrowers, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

       Section 12.10. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon each of the Borrowers, the Agents and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Agents and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Illinois, except conflict of laws principles. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrowers may not assign any of their respective rights or obligations hereunder without the written consent of the Banks.

       Section 12.11. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

       Section 12.12. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

       Section 12.13. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

       Section 12.14. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to all the Banks.

       Section 12.15. Jurisdiction; Venue; Waiver of Jury Trial. Each borrower hereby submits to the nonexclusive jurisdiction of the united states district court for the northern district of illinois and of any illinois court sitting in chicago for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each borrower, each agent and each bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any loan document or the transactions contemplated thereby.

       Section 12.16. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Reimbursement Obligations, participations in L/Cs and Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that (i) no such participation shall relieve any Bank of any of its obligations under this Agreement, (ii) no such participant shall have any direct rights under this Agreement except as provided in this Section 12.16, and no Agent shall have any obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 3.6,
Section 9.3 and Section 9.4 hereof, up to an amount not exceeding the amount that would otherwise have been payable to the Bank who sold the participation interest to such party. The Borrowers authorize each Bank to disclose to any participant or prospective participant under this Section 12.16 any financial or other information pertaining to the Borrowers, provided, that such participant or prospective participant, as the case may be, agrees to be bound by the same standard of confidentiality as is required of such Bank hereunder and under the other Loan Documents .

       Section 12.17. Assignment Agreements. (a) Each Bank may, at its own expense, from time to time, assign to one or more Persons part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Bank, together with an equivalent proportion of its obligation to make loans and advances and participate in L/Cs) pursuant to written agreements executed by such assigning Bank, such assignee or assignees, the Borrowers and the Administrative Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes, the Reimbursement Obligations and the participations in L/Cs which are to be assigned to each such assignee and the portion of the Commitments of the assigning Bank to be assumed by it (the "Assignment Agreements"); provided, however, that unless, in the case of clauses (i) and
(iii) the Administrative Agent, the Borrowers, the assignor Bank and the assignee, in writing, agree to the contrary, (i) the aggregate amount of the Exposure of the assigning Bank being assigned to such assignee pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (other than (x) assignments from Bank of Montreal as assigning Bank which may be in any amount and (y) assignments between existing Banks or between an existing Bank and its Affiliates, which may be in the amount of $5,000,000 or in such greater amount which is an integral multiple of $1,000,000); (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register pursuant to Section 3.7 hereof, an Assignment Agreement, together with any Notes subject to such assignment, (iii) each Bank (other than Bank of Montreal) shall maintain for its own account at least $10,000,000 of its Exposure or assign all of its Exposure; (iv) the Administrative Agent and (except for an assignment made during the continuance of any Event of Default) the Borrowers must each consent, which consents shall not be unreasonably withheld, to each such assignment to (provided no such consent is required for any assignment to any affiliate of the assigning Bank),
(v) each such assignment shall be a constant, and not a varying, percentage of all such rights and obligations relating to the indebtedness evidenced by Notes of each Class and each Commitment, if any, subject to such assignment, and (vi) the assignee must pay to the Administrative Agent a processing and recordation fee of $3,500 and any out-of-pocket attorney's fees incurred by the Administrative Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee thereunder, the Borrowers and the Administrative Agent, satisfaction of all of the conditions set forth above and payment to such assigning Bank by such assignee of the purchase price for the portion of the Exposure being acquired by it, (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with an Exposure in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of any of its Commitments assumed by such other Bank, (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it, and (iv) the Administrative Agent shall comply with Section 3.7 hereof. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver new Notes to the assignee Bank in the amount of its applicable Commitment or Loans and new Notes to the assigning Bank in the amounts of its applicable Commitment or Loans after giving effect to the reduction occasioned by such assignment, such new Notes to constitute "Notes" for all purposes of this Agreement.

         (b) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

       Section 12.18. Withholding Taxes.

         (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the date the initial Borrowing is made hereunder or, if later, the date such Bank becomes a Bank hereunder, two duly completed and signed copies of (i) either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations) of the United States Internal Revenue Service, or
(ii) solely if such Bank is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each such Bank shall submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrowers or Administrative Agent to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans and Reimbursement Obligations. Upon the request of the Borrowers or Administrative Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers a certificate to the effect that it is such a United States person.

         (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 12.18, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrowers and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof after the date of this Agreement or, if later, the date a Bank becomes a Bank hereunder, any Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank in respect of Loans or Reimbursement Obligations then or thereafter outstanding, or other amounts owing hereunder, the amount payable by such Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that such Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Bank that (i) is not, on the date this Agreement is executed by such Bank or, if later, the date such Bank became a Bank hereunder, either (x) entitled to submit Form 1001 relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations or Form 4224 relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this Section 12.18 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form 1001 or Form 4224 or Form W8 as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. Within 30 days after any Borrower's payment of any such U.S. Taxes, such Borrower shall deliver to the Administrative Agent, for the account of the relevant Bank(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrowers under this subsection
(c) shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of the Commitments. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any U.S. Taxes paid by a Borrower and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Borrower such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes. Notwithstanding the foregoing, if the Borrowers are required to pay additional amounts to or for the account of any Bank pursuant to this Section 12.18, then such Bank will designate a different Lending Office for the Loans, participations in L/Cs and Reimbursement Obligations of such Bank if such designation would eliminate or reduce any such excess additional amounts and would not, in the sole judgment of such Bank, be disadvantageous to such Bank.

       Section 12.19. Judgment Currency. Each reference in this Agreement to U.S. Dollars (the "relevant currency") is of the essence. If in connection with determining the amount of a judgment to be rendered in a currency other than Dollars, it is necessary to convert a sum payable by a Borrower to any Person entitled to receive such payment under this Agreement in Dollars into such other currency, then, unless another rate of exchange is required under applicable laws, the rate of exchange used shall be the Administrative Agent's spot rate of exchange in Chicago,

Illinois on the Business Day preceding the day on which final judgment is to be rendered. Notwithstanding the foregoing, to the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased on such Business Day in accordance with such procedures for any reason is less than the sum originally due to such Person in the relevant currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 12.14 such Person agrees to remit such excess to the relevant Borrower.

       Section 12.20. Service of Process. SVS Holland hereby irrevocably consents to the service of process by registered or certified mail out of any such court or by service of process on CT Corporation System (now at 208 South LaSalle Street, Chicago, Illinois 60604) which SVS Holland hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery of such process to such process agent (whether or not it is forwarded to and received by SVS Holland) provided that notice of such service of process is given by any Bank to SVS Holland. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, SVS Holland irrevocably agrees to appoint a substitute process agent acceptable to the Administrative Agent and to deliver to the Administrative Agent a copy of the new agent's acceptance of that appointment within 30 days after such agent ceases to act as such or to have an address in Illinois. Nothing contained herein shall affect the right of the Banks to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where SVS Holland may be amenable to suit. SVS Holland hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

       Section 12.21. Netherlands Taxes. (a) All payments by SVS Holland to or for the account of any Bank or any Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Netherlands Taxes (as hereinafter defined). If SVS Holland shall be required by law to deduct any Netherlands Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) SVS Holland shall make such deductions, (iii) SVS Holland shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) SVS Holland shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (b) The Borrowers hereby jointly and severally agrees to indemnify each Agent and each Bank for the full amount of Netherlands Taxes (including, without limitation, any Netherlands Taxes imposed on amounts payable under this Section) paid by such Agent or such Bank in respect of payments by SVS Holland to or for the account of any Bank or any Agent hereunder or under any Revolving Credit Note and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date such Agent or such Bank makes demand therefor.

         (c) For purposes of this Section 12.21, the term "Netherlands Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing imposed by The Netherlands or any authority thereof or therein, but excluding Excluded Taxes, and the term "Excluded Taxes" means, in the case of each Bank or applicable lending installation and each Agent, taxes imposed on its overall net income, franchise, and doing business taxes imposed on it, (i) by the jurisdiction under the laws of which such Bank or such Agent is incorporated or organized, (ii) by the jurisdiction in which such Agent's or such Bank's principal executive office or such Bank's applicable lending installation is located, or (iii) as a result of any connection between such Bank or Agent, as applicable, and The Netherlands.

         (d) If any Bank or any Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any Netherlands Taxes paid by SVS Holland and evidenced by a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to SVS Holland such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if SVS Holland had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and each Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or any Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes. Notwithstanding the foregoing, if SVS Holland is required to pay additional amounts to or for the account of any Bank pursuant to this Section 12.21, then such Bank will designate a different Lending Office for the Loans, participations in L/Cs and Reimbursement Obligations of such Bank if such designation would eliminate or reduce any such excess additional amounts and would not, in the sole judgment of such Bank, be disadvantageous to such Bank.

       Section 12.22. Confidentiality. Each of the Agents and each Bank agrees to keep confidential all non-public information provided to it by any Borrower pursuant to this Agreement that is designated by such Borrower as confidential and all copies thereof and extracts therefrom; provided that nothing herein shall prevent any Agent or any Bank from disclosing any such information (a) to any Agent or any other Bank, (b) to any participant or assignee or prospective participant or assignee which agrees to comply with the provisions of this Section 12.22, (c) on a need-to-know basis, to the employees, directors, agents, attorneys, accountants and other professional advisors of such Bank, (d) upon the request or demand of any governmental authority having jurisdiction over such Agent or such Bank, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any applicable law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 12.22, or
(h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of __________, 1999.

                                       SEMINIS, INC.



                                       By
                                          Its__________________________________



                                       SEMINIS VEGETABLE SEEDS, INC.



                                       By
                                          Its__________________________________



                                       SVS HOLLAND B.V.



                                       By
                                          Its__________________________________

         Accepted and Agreed to as of the day and year last above written.


                               HARRIS TRUST AND SAVINGS BANK individually and as
                                  Administrative Agent



                               By
                                  Its Vice President

                                      Address:   111 West Monroe Street
                                                 Chicago, Illinois  60690
                                      Attention: Agribusiness Division

                                      Eurodollar Lending Office:
                                      Nassau Branch
                                      111 West Monroe Street
                                      Chicago, Illinois  60603



                               BANK OF MONTREAL



                               By
                                  Its Director

                                      Address:   115 South LaSalle Street
                                                 Chicago, Illinois  60603
                                      Attention: Global Distribution

                                      Eurodollar Lending Office:

                                      -73-